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                                                                   EXHIBIT 10.31

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is made effective as of April 10, 1996, by and among MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation, with offices at 10900 Wilshire Boulevard, Fifteenth Floor, Los Angeles, California 90024 (each individually a "Seller" and collectively, "Sellers"); FC CABLE HOLDINGS, INC., a Delaware corporation ("Guarantor"); and TELEVIEW, INC., a Georgia corporation, with offices at 2000 Industrial Boulevard, Cornelia, Georgia 30531 ("Buyer").

         WHEREAS, Sellers own and operate cable television systems located in and around Commerce, Cornelia, and Jefferson, Georgia, as described in Exhibit "A" hereto (each individually a "System" and collectively, the "Systems"); and

         WHEREAS, Buyer desires to buy and Sellers desire to sell all those assets, other than those expressly excluded from sale or assumption herein, used or held for use by Sellers in the operation of the Systems, pursuant to the terms hereof; and

         WHEREAS, (i) Guarantor owns one hundred percent (100%) of the issued and outstanding shares of stock in each of Sellers, and directly or indirectly owns one hundred percent (100%) of the issued and outstanding shares of stock in affiliated corporations owning cable television systems located throughout Georgia and Alabama; (ii) Buyer desires that Guarantor guarantee the representations and warranties of Sellers hereunder, guarantee the performance by Sellers of their obligations hereunder, and covenant not to compete with Buyer on the terms and conditions hereinbelow set forth; and (iii) Guarantor desires to facilitate the consummation of the transactions contemplated herein by providing such guarantees and covenant;

         NOW, THEREFORE, in consideration of these premises, and the mutual covenants, conditions, and promises hereinafter set forth, the parties hereto represent, warrant, and agree as follows:

         1.0    SALE AND PURCHASE OF ASSETS.

                1.1 Assets to be Sold. Subject to the terms and conditions hereof, Sellers, in consideration of Buyer's payment of the Purchase Price (as defined in Section 2.0), shall sell, transfer, convey, assign, and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to Buyer at the Closing, free and clear of all liabilities, liens, conditions, and encumbrances (except for those described in Section 5.7 below), and Buyer shall purchase from Sellers at the Closing, all of the tangible and intangible assets of Sellers used or held for use in the operation of the Systems (other than those assets expressly excluded from sale or assumption herein), as follows (all assets described in Sections 1.1.1 through 1.1.7 immediately below are hereinafter collectively referred to as the "Assets"):




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                       1.1.1    Personal Property.  Except for any items that
are excluded from assignment pursuant to Section 1.2, below, all machinery, equipment, tools, vehicles, furniture, fixtures, leasehold improvements, office equipment, plant, subscriber installations, inventory, and other tangible personal property used or held for use in the operation of the Systems, as listed in Schedule 1.1.1 hereto, or equivalent replacements, plus such additions thereto, and less any deletions therefrom approved in writing by Buyer, as arise in the ordinary course of business through the Closing Date (all of the foregoing hereinafter collectively referred to as the "Personal Property");

                       1.1.2 Real Property. All real property, if any, owned by Sellers and all leasehold interests in real property ("Leases"), except for any that are excluded from assignment pursuant to Section 1.2, below, and all other interests in real property, including all easements and rights of way, and all improvements, buildings, structures, towers, and fixtures located thereon, which are used or held for use in the operation of the Systems, as described in Schedule 1.1.2 hereto (all of the foregoing hereinafter collectively referred to as the "Real Property");

                       1.1.3 Governmental Licenses. Except for any that are excluded from assignment pursuant to Section 1.2, below, all municipal, state, and federal licenses or franchises to provide cable television service, applications for such licenses or franchises (if any), domestic satellite, CARS, business radio, and other licenses granted by the Federal Communications Commission (hereinafter "FCC"), the Federal Aviation Administration (hereinafter "FAA"), or any other administrative agency, and all authorizations and permits relating to the Systems granted to either of Sellers or to any affiliate thereof by any governmental instrumentality, as described in Schedule 1.1.3 hereto (all of the foregoing hereinafter collectively referred to as the "Licenses");

                        1.1.4 Contracts. Except for any that are excluded from assignment pursuant to Section 1.2, below, all contracts, personal property leases, pole attachment agreements, and other agreements relating to the Systems, as described in Schedule 1.1.4 hereto, and all subscriber service agreements and such additional contracts and agreements as Sellers may have relating to the operation of the Systems made in the ordinary course of business and approved in writing by Buyer in accordance with Section 1.3.2 hereof (all of the foregoing hereinafter collectively referred to as the "Contracts");

                        1.1.5 Miscellaneous Documentation. All warranties (to the extent they can be assigned to Buyer), maps, plans, diagrams, blueprints, schematics, and books and records relating to the Systems, and personnel files for any employees of the Systems as may be hired by Buyer effective upon the Closing (other than those books and records described in Section 1.2.5 hereof);

                        1.1.6 Subscriber and Customer Lists. All subscriber and customer lists relating to the Systems;

                        1.1.7 Intellectual Property. All patents, patent applications, patent licenses, service names, copyrights, copyright registrations, trademarks, trade names,



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service marks, and all other information and intangible assets relating to the
Systems, other than "Falcon Cable TV" or any derivatives thereof.

                1.2 Excluded Assets. The Assets shall not include the following:

                       1.2.1 Cash. Cash or cash equivalents, such as demand deposits, certificates of deposit, treasury bills, and other marketable securities, provided, however, that pursuant to Sections 2.2 and 4.0, Seller may be required to credit Buyer with an amount of cash equal to the amount of any subscriber deposits assumed by Buyer pursuant to Section 1.3.3;

                       1.2.2 Refunds. All claims, rights, and interest in and to any refunds for federal, state, or local income or other taxes or fees of any nature whatsoever for periods prior to and including the Closing Date, including, without limitation, fees paid to the U.S. Copyright Office;

                       1.2.3 Bonds, Deposits, and Insurance Policies. All franchise, construction, surety, fidelity, performance, and other bonds posted by either of Sellers in connection with its ownership or operation of the Systems, including the unused portion of any premiums therefor; all deposits with third parties securing either of Sellers' performance of its obligations to or on behalf of such third parties; and all insurance policies maintained by either of Sellers in connection with its ownership or operation of the Systems;

                       1.2.4 Accounts Receivable. Accounts receivable arising or accruing through the Closing Date (provided, however, that after the Closing, Buyer shall collect such accounts receivable on Seller's behalf as hereinbelow provided).

                       1.2.5 Corporate Records. Sellers' minute books, corporate documents, corporate record books, and such other books and records as pertain to the organization, existence, or capitalization of Sellers or any other books and records which either of Sellers is required by law to retain;

                       1.2.6 Correspondence. Correspondence not relating to the prior operation of the Systems; and

                       1.2.7      Miscellaneous.  Sellers' programming
agreements.

                1.3 Assumption of Obligations and Liabilities. As of the Closing (as defined in Section 3.0), Buyer shall assume and pay, discharge, and perform:

                       1.3.1 Insofar as they relate to the time period after the Closing Date, the obligations and liabilities of either of Sellers under the Leases, Licenses, and Contracts listed in Schedules 1.1.2, 1.1.3, and 1.1.4, respectively, and under Contracts made in the ordinary course of business (other than those relating to assets excluded from the definition of Assets pursuant to Section 1.2, above) which are cancelable without penalty upon not more than thirty (30) days notice, and under which (i) the remaining payment obligation with respect to any such individual Contract (exclusive of that portion of any such obligation which is allocable to Sellers pursuant to Section 4.0, below) is less than Ten Thousand Dollars ($10,000.00), and (ii) the



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aggregate remaining payment obligation with respect to all such Contracts
(exclusive of that portion of any such obligation which is allocable to Sellers pursuant to Section 4.0, below) is less than Fifty Thousand Dollars ($50,000.00), provided that if there are such Contracts satisfying the criterion set forth in clause (i) which, in the aggregate, have remaining payment obligations equaling or exceeding the amount set forth in clause (ii), Buyer shall have the right, in its sole discretion, to designate which of such Contracts it will assume, it being understood that Buyer is obligated to assume such Contracts only until it cannot assume any more without thereby having assumed such Contracts which, in the aggregate, have remaining payment obligations equaling or exceeding the amount set forth in clause (ii);

                       1.3.2 Insofar as they relate to the time period after the Closing Date, the obligations and liabilities of either of Sellers under any other written or oral Leases, Licenses, Contracts, personal property leases, pole attachment agreements, purchase orders, commitments, or other agreements relating to the Systems not described on Schedule 1.1.2, 1.1.3, or 1.1.4, but which, at Buyer's sole option, are specifically assumed by Buyer by notice in writing to either of Sellers after Buyer has been notified of the existence of any such agreement;

                       1.3.3 Subscriber service agreements, including any obligation or liability with respect to subscriber deposits or prepayments; and

                       1.3.4 All obligations, liabilities, and claims arising out of Buyer's ownership of the Systems or its operation of the Systems after the Closing Date.

                1.4 Excluded Liabilities. Except for those liabilities and obligations to be assumed by Buyer at Closing as specifically described herein, Buyer shall not assume or become liable on (i) any other agreement, contract, lease, liability, or obligation of either Seller, or (ii) any other indebtedness, obligation, or liability of either Seller whatsoever, including any litigation matter arising from the operation of the Systems prior to the Closing Date, and any wages, salaries, overtime pay, vacation pay, holiday pay, payroll taxes, or employee benefits relating to any of Sellers' employees arising out of or attributable to services rendered for Sellers, or otherwise in connection with the operation of the Systems, on or prior to the Closing Date.

         2.0    PURCHASE PRICE.

                The purchase price (the "Purchase Price") payable to Sellers shall be Fifteen Million Dollars ($15,000,000.00), payable as follows:

                2.1 Deposit. Upon the execution of this Agreement, Three Hundred Thousand Dollars ($300,000.00) shall be delivered by Buyer to Community Bank and Trust - Habersham (the "Deposit Escrow Holder") as a deposit (the "Deposit"), and placed in a federally insured interest bearing account, with interest on the Deposit to be retained by Buyer except as set forth below. The Deposit shall be allocated between the respective Sellers as Sellers shall instruct the Deposit Escrow Holder in writing prior to the Closing, and upon the Closing shall be delivered to Sellers in accordance with such instructions and credited against the Purchase Price to be paid by Buyer. Sellers, Buyer, and the Deposit Escrow Holder shall sign an escrow agreement containing the terms set forth in Exhibit 2.1 attached hereto (the "Deposit Escrow Instructions"),


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along with any standard and reasonable general provisions required by the
Deposit Escrow Holder. Should the Closing not occur for any reason, the following shall apply:

                       2.1.1 Failure to Close Without Fault. If: (a) each party hereto shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing and neither party shall have breached any representation, warranty, covenant, or agreement of such party contained in this Agreement, but (b) the Closing shall nevertheless fail to take place (without any fault on the part of either party) because one or more conditions to the Closing shall not have been satisfied or waived, then either party may terminate this Agreement pursuant to
Section 16.2, below, and either: (i) if the only conditions to the Closing that have not been satisfied or waived are the obtaining of the consent to transfer to Buyer one or more of the local cable television franchises and/or the conditions set forth in Section 9.12 or Section 9.13, below, the Deposit, plus any interest accrued thereon, shall be delivered to Buyer, or (ii) if any other condition to the Closing has not been satisfied or waived, the Deposit, plus any interest accrued thereon, shall be delivered to Sellers. If one of the conditions not satisfied is the existence of any bona fide legal proceedings of the nature described in Sections 9.9 or 10.9, below, any party hereto that is a party to such legal proceedings shall have the right to elect such a termination.

                        2.1.2 Failure to Close When Only Sellers Perform. If all of the conditions set forth in Section 9 below are satisfied at or as of the Closing (or, in the case of any condition which is to be satisfied at the Closing, Sellers or the applicable third party shall have demonstrated a willingness and ability to satisfy such condition if the Closing were to take place), and Buyer shall nevertheless fail to purchase the Systems in accordance herewith, Sellers shall retain the Deposit, plus any interest accrued thereon, and shall have the option of electing either specific performance or rescission of this Agreement as its sole additional remedies.

                        2.1.3 Failure to Close When Only Buyer Performs. If all of the conditions set forth in Section 10 below are satisfied at or as of the Closing (or, in the case of any condition which is to be satisfied at the Closing, Buyer or the applicable third party shall have demonstrated a willingness and ability to satisfy such condition if the Closing were to take place), and Sellers shall nevertheless fail to sell the Systems to Buyer in accordance herewith, Buyer shall be entitled to the return of the Deposit, plus any interest accrued thereon, and shall have the option of electing either specific performance or rescission of this Agreement as its sole additional remedies.

                2.2 Closing Date Payment and Estimated Prorations. At Closing, Buyer will pay to Sellers the sum of Fourteen Million Seven Hundred Thousand Dollars ($14,700,000.00). Also at Closing, the following prorations shall occur: (i) the amount of any subscriber deposits estimated by Sellers as likely to be held as of the Closing on behalf of subscribers of the Systems shall be credited to Buyer; and (ii) the amount estimated by Sellers as likely to be the net amount, as of the Closing, of any subscriber prepayments and other proratable items described in Section 4.0, below shall be credited to Buyer or Sellers, as applicable. The net amount of the credits described in clauses (i) and (ii) shall be reflected in a certificate to be delivered to Buyer at least five (5) days prior to the Closing Date, and shall be added to or subtracted from the foregoing payment. Buyer acknowledges that the certificate to


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be provided by Sellers to Buyer pursuant to this Section 2.2 will be based upon
Sellers' best estimates as of the time it is delivered, such estimates are not warranted as to their completeness or accuracy, and such estimates are subject to subsequent adjustment as provided in Section 4.0. The amount to be paid at Closing, determined as set forth above, will be allocated between the respective Sellers as Sellers shall instruct Buyer in writing prior to the Closing, and shall be paid directly to Sellers on the Closing Date in accordance with such instructions by federal funds wire transfer or other means mutually agreed to in writing by Buyer and Sellers.

         3.0    CLOSING AND CLOSING DATE.

                The "Closing" pursuant to this Agreement shall take place between the twenty-fifth (25th) day of the month during which all of the necessary consents have been obtained and all other conditions precedent to the parties' obligations hereunder have been satisfied and the first (1st) day of the immediately following month (with a preference that it occur on the last business day of a month), unless otherwise mutually agreed to in writing by Buyer and Sellers. As used herein, the term "Closing Date" shall refer to the date of the Closing. Unless the Closing can take place by mail (i.e., by Sellers delivering all of their closing deliveries in trust to the offices of counsel for Buyer, King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1763, Attn: Horace H. Sibley, Esq., with such deliveries to be held by said counsel pending (a) the receipt by Sellers of the balance of the Purchase Price to be paid on the Closing Date, and (b) the delivery to Sellers' counsel of all of the other closing deliveries to be made by Buyer hereunder), the Closing shall take place at the offices of Sellers in Los Angeles, California. In the event the Closing does not take place on or before October 1, 1996, this Agreement shall become subject to termination as provided in Section 16.2, with the results prescribed therein.

         4.0    PRORATIONS.

                All expenses arising from the operations of the Systems (to the extent applicable by reason of assignment and/or assumption hereunder), and all revenues arising from the operations of the Systems (other than revenues relating to items which are excluded from the Assets as provided in Section 1.2), shall be prorated between Buyer and Sellers as of 11:59 p.m. on the Closing Date so that Sellers receive the benefit of such revenues and bear such expenses which relate to the operations of the Systems for the period through the Closing Date and Buyer receives the benefit of such revenues and bears such expenses relating to the operations of the Systems after the Closing Date. The net amount of such prorations shall be adjusted by crediting Buyer with the amount of any subscriber deposits assumed by Buyer pursuant to Section 1.3.3. The initial statement of prorations ("the Initial Settlement Statement"), which will reflect any adjustments to the amounts set forth in the certificate to be provided by Sellers to Buyer pursuant to Section 2.2, above, will be prepared by Sellers and delivered to Buyer as soon as practicable, but not later than one hundred twenty (120) days after the Closing Date. Within thirty (30) days after delivery of the Initial Settlement Statement, Buyer shall, in writing, provide Sellers reasonable detail of the nature and extent of any disagreement with the Initial Settlement Statement, and Buyer and Sellers shall have a period of thirty (30) days in which to resolve such disagreement. If the parties are unable to resolve such disagreement within such thirty (30) day period, the matter shall be submitted to an accounting firm reasonably acceptable to Buyer and Sellers, whose determination shall be binding on Buyer and Sellers. Each party shall bear the fees



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and expenses of its own representatives, including its independent accountants, if any, and the fees and expenses of any firm selected to resolve any disagreement between the parties shall be borne equally by Buyer and Sellers. Within three (3) business days following a final determination (whether as a result of Buyer failing to give timely written notice of its disagreement with the Initial Settlement Statement, a resolution by Buyer and Sellers of any such disagreement, or a determination by an accounting firm selected to resolve any disagreement between the parties), Buyer shall pay any amount owed to Sellers, or Sellers shall pay any amount owed to Buyer, as the case may be. If any item of revenue or expense subject to proration hereunder cannot be ascertained or the proration cannot be calculated within the time limits set forth above, then it shall be separately prorated as soon as possible thereafter and, subject to the same method for resolving disagreements discussed above, appropriate payment in satisfaction thereof shall be made within three (3) business days after its determination.

         5.0    REPRESENTATIONS AND WARRANTIES OF SELLERS.

                As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers represent and warrant to Buyer as follows:

                5.1 Organization and Standing. Sellers are corporations duly organized, validly existing, and in good standing under the laws of Georgia, and are duly qualified to do business in the State of Georgia.

                5.2 Corporate and Other Authorizations. Sellers have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary actions of Sellers and of each Seller's board of directors and shareholders, and the Agreement constitutes a legal, valid, and binding obligation of Sellers enforceable in accordance with its terms. Neither the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated hereby by Sellers will, with or without the giving of notice or the passage of time, or both, in any material respect conflict with, result in a default or loss of rights under, give rise to any rights of termination, cancellation, or acceleration under, or result in the creation of any lien, charge, or encumbrance on the Systems or the Assets pursuant to, (1) any provision of any articles of incorporation, bylaws, corporate resolutions, franchises, or any other document regulating the actions of either Seller; (2) any note, bond, indenture, mortgage, deed of trust, contract, agreement, lease, license, or other instrument or obligation relating to the Systems or the Assets to which either Seller is a party or by which it may be bound or affected; or
(3) any law, order, judgment, ordinance, or decree to which either Seller is a party or by which it may be bound or affected.

                5.3 Consents. Except as described in Schedule 5.3, no material permit, consent, approval, or authorization of, or declaration to or filing with, any governmental or regulatory authority, and no material consent or approval from any other party, is required prior to the Closing in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                5.4 Conduct of Business in Ordinary Course. Since September 30, 1995, Sellers have conducted their business relative to the Systems only in the ordinary course and has



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not (i) sold or otherwise disposed of any of the Assets which are, in the aggregate, material to the operation or maintenance of the Systems, except for inventory and/or services sold in the ordinary course of business or assets sold or disposed of and replaced by other assets of comparable utility; (ii) to the best of Sellers' knowledge suffered any damage, destruction, or loss not covered by insurance which has a material adverse impact on the Systems; or (iii) to the best of Sellers' knowledge suffered any other change, event, or condition which materially and adversely affects the condition of the Systems, other than changes, events, or conditions affecting the cable television industry in general.

                5.5 Claims or Legal Actions. Except as disclosed in Schedule 5.5, and excluding matters relating to the cable television industry in general,
(i) there are not to Sellers' knowledge any material claims, legal actions, governmental investigations, or other proceedings (all collectively referred to as "Claims") in progress or pending against or relating to either of Sellers with respect to the Systems; (ii) there are not to Sellers' knowledge any such Claims threatened, nor to Sellers' knowledge any basis for any such Claims;
(iii) there is not in existence to Sellers' knowledge any judgment or order requiring either of Sellers to take any action of any kind with respect to the Systems or the Assets, or to which the Systems or the Assets are subject or by which they are bound or affected.

                5.6 Compliance with Laws. To the best of Sellers' knowledge, each Seller has complied in all material respects with the Licenses and all laws, rules, regulations, and ordinances (hereinafter collectively "Laws") applicable to the Systems.

                5.7 Title to and Condition of Assets. At and as of the Closing, each Seller will have good and marketable title to its respective Assets to be transferred hereunder (or will have been granted the right to transfer or cause to be transferred to Buyer such Assets), free and clear of all liens, security interests, encumbrances, restrictions, and claims of any nature whatsoever, except those minor imperfections of title and encumbrances, if any, which do not materially detract from the value of the properties subject thereto and which do not materially interfere with the present and continued use of the Assets or with the conduct of the normal operations of the Systems. The Assets and the Systems are functioning and operational, provided, however, Sellers make no warranty whatsoever as to the effectiveness or quality thereof.

                5.8 Copyright Filings. Sellers have filed with the U.S. Copyright Office all notices, Statements of Account, Supplements, Declarations of Gross Receipts, and Gross Receipts Adjustment Schedules (collectively, "Copyright Filings") required pursuant to the rules and regulations of the Copyright Office and copyright acts and amendments, and have paid all royalty fees and other fees reflected in such Copyright Filings, relating to the Systems.

                5.9 Validity of Leases, Licenses, and Contracts. No actions or inactions on the part of Sellers have caused any of the Leases, Licenses, and Contracts to be invalid, non-binding, or other than in full force and effect. There is not, under any Lease, License, or Contract, any material default by either Seller which, after notice or lapse of time, or both, would constitute such a default as a result of which any other party would have the right to terminate such Lease, License or Contract, and to the best of Sellers' knowledge, there is not, under any Lease, License, or Contract, any material default by any other party or other event which, after notice or lapse of


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time, or both, would constitute such a default as a result of which either
Seller would have the right to terminate such Lease, License or Contract. True and complete copies of all Leases, Licenses, and Contracts listed in Schedules 1.1.2, 1.1.3, and 1.1.4 have been delivered to Buyer. All reports of Seller to the FCC and to municipal authorities are true and correct in all material respects and have been duly filed. Other than subscriber service agreements, contracts made in the ordinary course of business and not excluded from assumption pursuant to Section 1.3.1 hereof, and the Leases, Licenses, and Contracts described in Schedules 1.1.2, 1.1.3, and 1.1.4 hereto, Sellers are not party to any contract, agreement, license, franchise or permit material to the operation of the Systems. None of the Leases, Licenses, or Contracts would be breached by virtue of the transactions contemplated hereby or by virtue of the assignment thereof by Sellers to Buyer, provided any consents referred to in
Schedule 5.3 are obtained.

                5.10 Franchise Fees. The current franchise fees being charged under each of the Systems' franchises are disclosed in Schedule 5.10 hereto.

                5.11 Pole Attachment Agreements. For all pole attachment agreements relating to the Systems, the current rates being charged as pole attachment fees and the number of poles covered by each such agreement are disclosed in Schedule 5.11 hereto.

                5.12 Labor and Employment Matters. Schedule 5.12 includes a schedule showing the name of each person regularly employed in the operation of the Systems, along with each such person's current annual salary rate and any amounts paid or payable to each such person as bonus payments, indirect and/or deferred compensation, or similar additional compensation payments for the current and prior fiscal years. Without material exception, Sellers have complied and will comply with all applicable laws and regulations relating to the employment of labor. To the best of Sellers' knowledge, there are no unfair labor practice charges or claims pending against Sellers, nor any pending or threatened charges against Sellers with respect to any wage and hour, employment discrimination, or other statutory violation. Neither of the Sellers is a party to or bound by any collective bargaining agreement with respect to the operations of the Systems, nor has either of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes involving the Systems or any of the employees thereof.

                5.13 Benefit Plans. Neither the Systems nor the Assets are subject to any lien arising under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, arising out of any pension plans or employee benefit plans maintained or contributed to by Sellers or any of Sellers' affiliates.

                5.14 Brokerage Commission. Other than the agreement pursuant to which Sellers have agreed to pay a brokerage commission to Communications Equity Associates, Inc., Sellers have not entered into any agreement or other arrangement pursuant to which a brokerage or other commission or finder's fee will be payable arising out of the transactions contemplated by this Agreement.

                5.15 No Other Commitment to Sell. No part of the Systems or any of the Assets is directly or indirectly subject in any manner to any written or oral commitment or any



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arrangement for the sale, transfer, assignment, or disposition thereof, in whole or in part, except for actions taken in the ordinary course of business or pursuant to this Agreement.

         6.0    REPRESENTATIONS AND WARRANTIES OF BUYER.

                As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Sellers as follows:

                6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly qualified to do business in the State of Georgia.

                6.2 Corporate and Other Authorizations. Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary actions of Buyer's Board of Directors, and the Agreement constitutes a legal, valid, and binding obligation of Buyer enforceable in accordance with its terms. Neither the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will, with or without the giving of notice or the passage of time, or both, in any material respect conflict with, result in a default or loss of rights under, or result in the creation of any lien, charge, or encumbrance pursuant to, (1) any provision of the articles of incorporation, bylaws, corporate resolutions, franchises, or any other document regulating the actions of Buyer; (2) any note, bond, indenture, mortgage, deed of trust, contract, agreement, lease, license, or other instrument or obligation to which Buyer is a party or by which it may be bound or affected; or (3) any law, order, judgment, ordinance, or decree to which Buyer is a party or by which it may be bound or affected.

                6.3 Brokerage Commission. Buyer has not entered into any agreement or other arrangement pursuant to which a brokerage or other commission or finder's fee will be payable arising out of the transactions contemplated by this Agreement.

         7.0    CONDUCT OF BUSINESS OF SELLERS PENDING CLOSING.

                Except as otherwise expressly provided herein, between the date hereof and the Closing:

                7.1 Operations in Ordinary Course. Sellers will conduct their business and affairs substantially in the ordinary course and consistent with prior practices;

                7.2 Maintenance of Systems. Sellers will maintain, keep, and preserve the Systems and Assets in the same general operating condition as on the date hereof, ordinary wear and tear excepted;

                7.3 Maintenance of Business. Sellers will use reasonable, good faith efforts to preserve intact their businesses and organizations relating to the Systems;

                7.4 Goodwill. Sellers will use reasonable, good faith efforts to preserve for the benefit of Buyer the goodwill of its suppliers and customers and others having business relations with them;

                7.5 Contracts and Agreements. Except for transactions contemplated hereby, Sellers will not enter into any contract, agreement, commitment, or other understanding or arrangement relating to the Assets or the Systems, other than in the ordinary course of business, and will notify Buyer in writing at least twenty (20) days prior to the Closing Date of all material contracts, agreements, commitments, or other understandings or arrangements relating to the Assets or the Systems entered into in the ordinary course of business after the effective date hereof, unless exigent circumstances require that any such contract, agreement, commitment, or other understanding or arrangement be entered into thereafter, in which event Buyer will promptly be notified thereof;

                7.6 Acts and Transactions. Sellers will not, except for transactions contemplated by this Agreement or matters not within Sellers' control, perform or take any action or incur or permit to exist any of the acts, transactions, events, or occurrences of the type described in Section 5.4;

                7.7 Breaches or Modifications. Sellers will not, except for transactions contemplated by this Agreement, breach, cancel, modify, or amend any Lease, Contract, or License in any material respect;

                7.8 Sale or Transfer. Sellers will not sell, dispose of, or transfer any of the Assets, except as permitted herein, or permit the creation of any mortgage, pledge, lien or other encumbrance, security interest, or imperfection of title thereon or with respect thereto, except for those described in Section 5.7 and encumbrances which will be extinguished at or prior to the Closing, without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed;

                7.9 Subscriber Rates, Deposits, Etc. Except for those approved marketing practices described on Exhibit 7.9 and any national or regional promotions offered or authorized by any of the companies currently providing programming to the Systems, neither of Sellers will modify or amend any rate, deposit, or other material condition under which it does business with its subscribers or potential subscribers, nor undertake any special promotion pursuant to which any subscriber or potential subscriber will be entitled to receive any service after the Closing Date at a lesser rate than those presently being charged for such service, or be entitled to receive any premium, prize, or other inducement after the Closing Date; and

                7.10 Representations and Warranties. Sellers will not take any actions which would cause any of the representations and warranties of Sellers contained in this Agreement to be untrue in any material respect as of the Closing.

         8.0    ADDITIONAL COVENANTS AND AGREEMENTS.

                8.1 Access to Business and Records. During reasonable business hours, Sellers will permit Buyer to have access to the premises in which Sellers conduct their business and to all of their books, records, and personnel relating to the Systems; provided, however, Buyer will not contact any of Sellers' employees at the Systems, other than those at the Divisional Vice President level or higher, without Sellers' prior consent, which consent shall not be unreasonably withheld or delayed. Sellers will also furnish to Buyer such financial data, operating data, contracts, and other documents which relate to the Systems as Buyer may reasonably request; provided, however, that Buyer shall pay for the cost of preparation of any such materials as are not normally prepared by Sellers in the ordinary course of Sellers' business. Buyer and its representatives will be afforded the opportunity, upon reasonable notice and at reasonable times, to examine the business, assets, and operations of the Systems, including an on-site inspection of the Systems and Assets. Buyer shall hold all information obtained in such examinations confidential, except as may be required for legitimate business purposes.

                8.2 Information After Closing. For a period of five (5) years after the Closing Date, Buyer shall give to Sellers, their representatives, and their accountants access to any records delivered to Buyer by either of Sellers pursuant to this Agreement, and Sellers shall give Buyer access to any records relating to the Systems for the three (3) complete fiscal years ending prior to the Closing Date, in each case to the extent necessary to enable Buyer or Sellers, as the case may be, to prepare audited and unaudited financial statements, tax returns, or other reports, and to obtain any information any of them may require in connection with the audit of any tax return or other report filed by any of them.

                8.3 Cooperation. The parties shall each file, as quickly as possible, any applications required to be filed by such party with any governmental authority, including the FCC, to obtain such consents as are necessary to assign the Licenses identified and described in Schedule 1.1.3, and shall otherwise cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties will use reasonable, good faith efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder.

                       8.3.1 Regulatory Approvals the Responsibility of Sellers. Sellers shall be responsible for the prompt, timely filing and diligent pursuit of (i) any applications necessary to obtain any required permits, consents, or approvals of the FCC (other than for the 214 Approval as defined below), the FAA, or any state, local, county, or municipal agency or other governmental authority, to the transfer of the Systems and the Assets, including the Licenses, to Buyer hereunder; (ii) the renewal or extension of any expired franchise; and (iii) any Notification and Report Forms and related material that Sellers may be required to file with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Sellers will further use their best efforts to obtain an early termination of any applicable waiting period under the HSR Act, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

                        8.3.2 Regulatory Approvals the Responsibility of Buyer. Buyer shall be responsible for the prompt, timely filing and diligent pursuant of (i) any applications with the FCC necessary to obtain any required permits, consents, or approvals of the FCC to Buyer's Application for Authority pursuant to Section 214 of the Communications Act of 1934, as amended or as superseded (the "214 Approval"), and (ii) any Notification and Report Forms and related material that Buyer may be required to file with the FTC and the Antitrust Division of the DOJ under the HSR Act. Buyer will further use its best efforts to obtain an early termination of any applicable waiting period under the HSR Act, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

                8.4 No Rate Increases Without Consent. Sellers will not implement any rate increases or channel additions or reconfigurations of the existing tier service levels prior to the Closing, unless agreed to by Buyer in writing.

                8.5 Employees to be Hired by Buyer. Buyer shall provide Sellers, at least thirty (30) days prior to the Closing Date (but not earlier than five (5) days following Buyer's receipt of an executed copy of this Agreement with Schedule 5.12 attached and initialed by Sellers), a written list of the names of all of the Systems' current employees, if any, to be hired as employees of Buyer after the Closing Date. Buyer has no obligation to employ any of Sellers' employees.

                8.6 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth on Schedule 8.6, or as such may be amended by mutual agreement of the parties in the manner hereinafter provided for amendment of this Agreement. Buyer and Sellers shall, for purposes of all federal, state, and other income tax returns, (i) adopt the allocation as set forth on Schedule 8.6;
(ii) execute any forms required by Section 1060 of the Internal Revenue Code of 1986, as amended; and (iii) not take any position inconsistent with the allocation in Schedule 8.6, as amended, upon examination of any tax return or refund claim, litigation, or otherwise.

                8.7    Collection of Accounts Receivable. For a period of three
(3) months after the Closing, Buyer shall collect on Sellers' behalf, and remit to Sellers within fifteen (15) days following the last day of the month during which the collection occurred, all accounts receivable relating to the period prior to and including the Closing Date which are not paid directly to Sellers. In doing so, Buyer shall use such efforts as would be ordinary and reasonable if Buyer were collecting such accounts receivable on its own behalf (provided, however, Buyer shall not be obligated to institute any legal proceedings or use any collection agencies as part of such efforts), and Buyer shall, upon reasonable notice, provide Sellers with such access to its records and personnel as is reasonably necessary in order for Sellers to verify the collection of such accounts receivable and the efforts expended by Buyer in doing so.

                8.8 Buyer's Obligations with Respect to Programming. As of the Closing, Buyer shall add the Systems to each of the relevant schedules or exhibits to Buyer's then current affiliate agreements with (i) Turner Network Television, Inc. (for the satellite television programming service known as "Turner Network Television"); (ii) Cable News Network, Inc. (for the satellite television programming services known as "Cable News Network" and "Headline News"); (iii) ESPN, Inc. (for the satellite television programming services known as "ESPN" and "ESPN2"); and (iv) USA Network (for the satellite television programming service known as "USA Network"); all at the same level of service as such programming services are carried by the Systems as of the Closing. In addition, Buyer shall not delete or reduce the hours of the carriage of any programming on the Systems for at least one hundred twenty (120) days after the Closing without the prior written consent of Sellers.

                8.9 Third Party Consents, Waivers and Approvals. Following the execution of this Agreement, and subject to Buyer's cooperation as set forth in the immediately following sentence, Sellers shall promptly and diligently pursue the waiver, consent, or approval of all persons or entities listed on
Schedule 5.3 whose waiver, consent, or approval is required to transfer any of the Assets to Buyer on the Closing Date in all circumstances where, without such waiver, consent, or approval, the transactions contemplated by this Agreement would constitute an occurrence of default under the provisions of, result in the acceleration of any obligation under, or give rise to a right of any other party thereto to terminate its obligations under, any contractual arrangement with Sellers. Buyer shall promptly and diligently cooperate with any reasonable request by Sellers to cooperate in the pursuit of any such waivers, consents, or approvals.

                8.10 As-Is/Where-Is. Notwithstanding anything to the contrary contained in this Agreement (other than the last sentence of Section 5.7) or in any other agreement, instrument, or document delivered to Buyer in connection with the transaction contemplated hereunder, Sellers shall not be deemed to have made any representations or warranties, express or implied, hereunder or thereunder regarding or with respect to the physical condition or engineering capability of the cable plant, equipment, and other personal property constituting the Systems and the Assets. Subject to the foregoing and to Sellers' obligations under Sections 7.1 and 7.2 hereof, the Systems and the Assets are being purchased hereunder "as-is, where-is", with Buyer assuming all risks whatsoever with regard to the functionality thereof and any repairs or replacements that may be necessary or desired.

         9.0    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

                All obligations of Buyer at the Closing hereunder are subject to the fulfillment of each of the following conditions at or prior to the Closing, any or all of which may be waived in writing in whole or in part by Buyer:

                9.1 Representations and Warranties. The representations and warranties of Sellers and Guarantor contained herein shall be true and correct in all material respects.

                9.2 Covenants. Sellers shall in all material respects have performed their obligations, agreements, and covenants contained in this Agreement to be performed or complied with by them on or before the Closing Date.

                9.3 Consents and Approvals. Except for any consents or approvals of from H.W. Stewart, Jr. as may otherwise be required, Sellers and Buyer shall have obtained all consents and approvals of third persons or parties, including the FCC, the FAA, the FTC, the DOJ, all franchise authorities, and all other governmental authorities, bodies, or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part thereof, necessary for the consummation of the transactions contemplated by this Agreement. All presently expired franchises shall have been extended or renewed. If the HSR Act is applicable to this transaction, all required waiting periods thereunder shall have expired.

                9.4 Instruments of Conveyance. Sellers shall have delivered to Buyer a Bill of Sale and Assignment in the form of Exhibit 9.4 hereto, and all other applicable assignments and other good and sufficient instruments of conveyance, transfer, and assignment, all in form and substance reasonably satisfactory to Buyer, as shall be effective to vest in Buyer good and marketable title in and to the Systems and the Assets transferred pursuant to this Agreement, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations, of any nature whatsoever, except as permitted in this Agreement.

                9.5 Opinion of Counsel. Buyer shall have been furnished with an opinion of Goldman & Kagon Law Corporation, counsel for Sellers, dated the Closing Date and addressed to Buyer, in the form attached hereto as Exhibit 9.5.

                9.6 Adverse Change. Between the date of this Agreement and the Closing, there shall have been no material adverse change in the Systems or the Assets, other than a casualty loss which has been restored or replaced to substantially the condition in which it existed prior to such change. For purposes of this Agreement, the institution of or change in any laws, rules, or regulations shall in no event be deemed to constitute an adverse change in the Systems or the Assets.

                9.7 Resolutions. Sellers and Guarantor, respectively, shall have delivered to Buyer copies of resolutions of their respective Boards of Directors certified as true and correct on the Closing Date by their respective Secretaries, in the case of Sellers authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, and in the case of Guarantor authorizing and approving the provision of its guarantees and delivery of its covenant not to compete as set forth herein.

                9.8 Certificate of Compliance. Sellers shall have delivered to Buyer a Certificate of Compliance in the form of Exhibit 9.8 hereto, signed by duly authorized officers of Sellers and dated the Closing Date.

                9.9 Legal Proceedings. There shall not be pending or threatened any lawsuit, claim, or legal action involving Buyer, either of Sellers, the Assets, or the Systems relating to the transactions contemplated by this Agreement which would, if determined adversely to Buyer, materially increase the effective cost to it of acquiring the Systems, or if determined adversely to either of Sellers, have a material adverse effect upon the fair market value of the Assets or the Systems.

                9.10 Certificates of Good Standing. Sellers shall have delivered to Buyer certificates from the State of Georgia indicating that each Seller is in good standing in the State of Georgia, issued as of a date not more than thirty (30) days prior to the Closing Date.

                9.11 Covenant not to Compete. Sellers and Guarantor shall each have delivered to Buyer, on behalf of themselves and their affiliates, a Non-Competition Agreement in the form of Exhibit 9.11 covering the territory included therein.

                9.12 Number of Equivalent Subscribers. The Systems will have not less than Nine Thousand Two Hundred Fifty (9,250) Equivalent Subscribers (as hereinbelow defined) as of the end of the most recently concluded month ending at least ten (10) days prior to the Closing Date, as certified by Sellers in a certificate delivered to Buyer not more than five (5) days prior to the Closing Date, which certificate shall be certified as true, correct, and complete by the

Treasurer or other financial officer of Sellers. The term "Equivalent Subscribers" shall mean the sum of all "Qualified Basic Subscribers" and all "Equivalent Basic Subscribers" in the Systems. A "Qualified Basic Subscriber" shall mean an individual or household receiving at least basic cable service who has paid any applicable deposit and installation fee, who has paid the normal monthly service charge applicable to such individual or household for at least one (1) month of basic cable service, and whose account is not more than two (2) months in arrears (other than arrearages which, for each delinquent individual or household, aggregate Five Dollars ($5.00) or less (hereinafter, "Exempt Arrearages")) as of the Closing Date. For purposes of this Agreement, subscriber arrearages shall be measured from the first day of the period of cable service to which the earliest statement not paid by the subscriber applies. The number of "Equivalent Basic Subscribers" shall mean, for each commercial or bulk account, the quotient obtained by dividing (i) the total billings for the most recently reported monthly period to such commercial or bulk account by (ii) the standard rate charged to regular subscribers of the Systems for the levels of service received by such commercial or bulk account.

                9.13 Inspection and Compliance. Buyer's inspection of the Systems shall not have uncovered any matters which are inconsistent, in a manner that is materially adverse to Buyer, with any written representations about the Systems theretofore presented to Buyer. Buyer's failure to notify Sellers, on or before April 15, 1996, of Buyer's election to terminate this Agreement based upon a failure to satisfy the condition set forth in this Section 9.13 shall be deemed to constitute a waiver by Buyer of the condition set forth in this
Section 9.13.

                9.14 Other Documents. Sellers shall have delivered such other additional documents as may be reasonably requested by Buyer to consummate the transaction.

         10.0   CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.

                All obligations of Sellers at the Closing hereunder are subject to the fulfillment of each of the following conditions at or prior to the Closing, any one or more of which may be waived in writing in whole or in part by Sellers:

                10.1 Purchase Price. Receipt by Sellers of their respective portions of the Purchase Price as described in Section 2.0.

                10.2 Representations and Warranties. All representations and warranties of Buyer contained herein shall be true and correct in all material respects.

                10.3 Covenants. Buyer shall, in all material respects, have performed all of its obligations, agreements, and covenants in this Agreement to be performed or complied with by it on or before the Closing Date.

                10.4 Resolutions. Buyer shall have delivered to Sellers copies of resolutions of its Board of Directors authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified as true and correct on the Closing Date by Buyer's Secretary.

                10.5 Certificate of Compliance. Buyer shall have delivered to Sellers a Certificate of Compliance in the form of Exhibit 10.5 hereto, signed by its Chief Operating Officer and dated the Closing Date.

                10.6 Assumption Agreement. Buyer shall have executed and delivered to Sellers an Assumption Agreement in the form of Exhibit 10.6, dated the Closing Date.

                10.7 Opinion of Counsel. Sellers shall have received an opinion of King & Spalding, counsel for Buyer, dated the Closing Date and addressed to Sellers, in the form of Exhibit 10.7 hereto.

                10.8 Consents and Approvals. Sellers and Buyer shall have obtained all consents and approvals of third persons or parties, including the FCC, the FAA, the FTC, the DOJ, all franchise authorities, and all other governmental authorities, bodies, or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part thereof, necessary for the consummation of the transaction contemplated by this Agreement. If the HSR Act is applicable to this transaction, all required waiting periods thereunder shall have expired.

                10.9 Legal Proceedings. There shall not be pending or threatened any lawsuit, claim, or legal action relating to the transactions contemplated by this Agreement seeking to enjoin or render unlawful, or seeking damages arising out of, its consummation.

                10.10 Other Documents. Buyer shall have delivered such other additional documents as may be reasonably requested by Sellers to consummate the transactions contemplated by this Agreement.

         11.0   FURTHER ASSURANCES.

                At and after the Closing, Sellers and Buyer will, without further consideration, execute and deliver such further instruments and documents and do such other acts and things as the other party or parties may reasonably request in order to effect or confirm the transactions contemplated by this Agreement.

         12.0   INDEMNIFICATIONS AND CLAIMS THRESHOLD.

                12.1 Indemnification of Buyer by Sellers. Sellers and their successors and assigns shall indemnify and hold Buyer harmless against and in respect of, and shall reimburse Buyer for: (i) any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or agreement by Sellers contained herein or in any certificate, document, or instrument delivered to Buyer hereunder by any officer of Sellers pursuant to any express provision of this Agreement; (ii) any and all obligations of Sellers not specifically assumed by Buyer pursuant to the terms of this Agreement and the Assumption Agreement and relating to events which occurred prior to the Closing; (iii) any liabilities or obligations to pay any brokerage fees, finder's fees, or commissions to Sellers' broker, Communications Equity Associates, Inc.; and (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                12.2 Indemnification of Sellers by Buyer. Buyer and its successors and assigns shall indemnify and hold Seller harmless against and in respect of, and shall reimburse Seller for: (i) any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or agreement by Buyer contained herein or in any certificate, document, or instrument delivered to Sellers hereunder by any officer of Buyer pursuant to any express provision of this Agreement; (ii) any and all losses, liabilities, or damages resulting from Buyer's operation or ownership of the Systems after the Closing or relating to obligations undertaken by Buyer pursuant to the Assumption Agreement or otherwise; (iii) any liabilities or obligations to pay any brokerage fees, finder's fees, or commissions to any broker or agent retained by or on behalf of Buyer; and (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                12.3   Indemnification Procedure. If any claim covered by
Section 12.1 or Section 12.2 is asserted by a third party, the party entitled to indemnification thereunder (the "Indemnitee") shall promptly give the party required to provide indemnification thereunder (the "Indemnitor") notice thereof and give the Indemnitor an opportunity to defend or settle the same with counsel of the Indemnitor's choice and at the Indemnitor's expense. The failure to give the Indemnitor prompt notice of any such claim shall not affect the Indemnitor's indemnification obligations, except that the Indemnitee shall be responsible for any damages proximately incurred by the Indemnitor as a result of such failure. The Indemnitee shall extend its full cooperation in connection with such defense, subject to reimbursement for actual out-of-pocket expenses incurred thereby as the result of a request by the Indemnitor. The settlement of any such claim by the Indemnitee prior to giving the Indemnitor such opportunity or while the Indemnitor is providing an appropriate defense, without the Indemnitor's prior written consent (which consent shall not be unreasonably withheld or delayed), shall release the Indemnitor from its obligations hereunder with respect to such claim or action so settled. No settlement which fails to contain a provision expressly negating any claim of wrongdoing on the part of the Indemnitee shall be entered into on behalf of the Indemnitee without its prior written consent. Such consent shall not be unreasonably withheld or delayed, and may only be withheld to the extent the Indemnitee reasonably believes the lack of such a provision may result in a material adverse impact on its business operations. If the Indemnitor fails to defend any such claim within a reasonable time, the Indemnitee shall be entitled to assume the defense thereof and the Indemnitor shall be bound by the results obtained by the Indemnitee with respect to such claim, and the Indemnitor shall be liable to the Indemnitee for all expenses incurred in such defense and/or in any action to enforce its indemnification rights hereunder, including, without limitation, reasonable attorneys' fees and any settlement payments.

                12.4 Claims Threshold. Notwithstanding anything to the contrary contained in this Agreement, neither party shall be entitled to pursue claims against the other arising hereunder until the aggregate amount of all of such claims equals or exceeds One Hundred Fifty Thousand Dollars ($150,000.00) This One Hundred Fifty Thousand Dollar ($150,000.00) threshold shall not apply to claims arising under Section 12.1(iii) or Section 12.2(iii), above, or with respect to either party's right to receive any amounts as a result of the prorations pursuant to Section 4.0 of this Agreement, nor shall it apply to any claims by Sellers that Buyer has delivered to Sellers or the Deposit Escrow Holder, respectively, less than the amounts specified in
Section 2.0 of this Agreement to be delivered as the Closing Date Payment or the Deposit.

         13.0   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                All statements made by Sellers in this Agreement or in any certificate delivered by or on behalf of Sellers pursuant to this Agreement shall be deemed representations and warranties of Sellers, and all statements made by Buyer in this Agreement or contained in any certificate delivered by or on behalf of Buyer pursuant to this Agreement shall be deemed representations and warranties of Buyer. All representations and warranties made by Buyer or by Sellers hereunder, and all indemnities, covenants, and agreements relating thereto, shall survive the Closing for a period of one (1) year or, in the case of any representation or warranty related to taxes, for the applicable statute of limitations related to such taxes, notwithstanding any investigation by the parties hereto. Any claim of breach not asserted within such one (1) year period by notice delivered in the manner provided in Section 14.0 shall be deemed waived. There are no intended third party beneficiaries of this Agreement, and to the extent any third party asserts any claim or cause of action arising from the alleged breach of any representation or warranty, covenant, or agreement in this Agreement, the statute of limitations for such alleged claim or cause of action shall not in any way be extended or tolled by reason of this Section 13.0.

         14.0   NOTICES.

                Any notices or other communications to Sellers or Buyer shall be personally delivered, sent by certified or registered mail, return receipt requested, by Federal Express or similar service that records delivery, or by facsimile transmission combined with any of the foregoing methods of notice, to the addresses set forth below, or to such other address as Sellers or Buyer may designate, from time to time, by written notice to the other.

         If To Sellers:                      With A Copy To:

         Falcon Cable TV                     Goldman & Kagon Law Corporation
         10900 Wilshire Blvd.                1801 Century Park East
         Fifteenth Floor                     Suite 2222
         Los Angeles, CA  90024              Los Angeles, California  90067
         Attn:  General Counsel

         If To Buyer:                        With A Copy To:

         TeleView, Inc.                      Adams, Ellard & Frankum, P.C.
         2000 Industrial Boulevard           P.O. Drawer 1255
         Post Office Box 400                 20 N. Main Street
         Cornelia, Georgia  30531            Cornelia, Georgia  30531
                                       and

                                 King & Spalding
                                 191 Peachtree Street, N.E.
                                 Atlanta, Georgia 30303-1763
                                 Attn: Horace H. Sibley, Esq.

         15.0   CONFIDENTIALITY.

                In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, the parties hereto will keep confidential any proprietary information obtained from the other party in connection with the transactions contemplated by this Agreement for a period of not less than three
(3) years after the termination hereof, and will promptly return to the other party all documents, work papers, and other written material obtained by it in connection with the transactions contemplated hereby.

         16.0   TERMINATION RIGHTS.

                This Agreement may be terminated by either Buyer or Sellers, if the terminating party is not then in material default, by written notice to the other party, upon the occurrence of either of the following, with the results prescribed hereunder:

                16.1 Material Default. If the other party defaults in the observance or in the due and timely performance of any of its material covenants or agreements herein contained, which default has not been cured on or prior to the Closing Date (or any subsequent date by which the defaulting party may cure such default), the nondefaulting party shall have the right to terminate this Agreement.

                16.2 Failure of Conditions Precedent. If any of the conditions precedent to Closing are otherwise not fulfilled or waived on or before October 1, 1996, without either party being at fault, either party may terminate this Agreement on or after such date with the results described in Section 2.1.1, above, but without any further liability of either party to the other, except for the obligations created by the provisions of Section 15.0 hereof, which shall survive such termination; provided, however, that if the only condition remaining unsatisfied as of such date is the obtaining of the approval of the FCC to Buyer's application for 214 Approval, this Agreement may not be terminated pursuant to this Section 16.2 prior to the earlier to occur of (i) five (5) business days following the 214 Approval or (ii) November 15, 1996.

                If either party shall have received written notice from the other of the existence of a condition which would give rise to the party receiving such written notice having the right to unilaterally terminate this Agreement pursuant to this Section 16.0, the party receiving such written notice may nevertheless elect at its sole option to proceed with the Closing, and such election shall be deemed a waiver of such party's rights to indemnification with respect to the condition described in the written notice.

         17.0   MISCELLANEOUS.

                17.1 Sales and Transfer Taxes and other Transfer Fees. All sales or use taxes, transfer taxes, stamp taxes, excise taxes, and license taxes, and all other fees charged, in connection with the sale, transfer, or delivery of any of the Assets to Buyer, shall be paid and borne by Buyer.

                17.2 Expenses. Except as otherwise expressly provided herein, the parties hereto shall pay their respective expenses incurred under or in connection with this Agreement.

                17.3 Attorneys' Fees. Should either Buyer or Sellers institute any action or proceeding to enforce any provision of this Agreement, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of such party's rights or obligations hereunder, or for any other judicial or quasi-judicial remedy, the prevailing party in such action or proceeding shall recover from the losing party all attorneys' fees, costs, and expenses incurred by the prevailing party for the services rendered for or on behalf of such prevailing party.

                17.4 Waiver. Either Buyer or Sellers may waive any condition, breach, or default of this Agreement; provided, however, no waiver of any condition, breach, or default hereunder shall be considered valid unless contained in a writing referring to this Agreement and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other condition or any subsequent breach or default of the same or similar nature.

                17.5 Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its successors, assigns, and transferees. Buyer shall not assign its rights or obligations hereunder to any person or entity other than Standard Group, Inc., a Georgia corporation, or a subsidiary thereof, without the express written consent of Sellers (which consent shall not be unreasonably withheld or conditioned), and no such assignment, whether or not consented to by Sellers, shall release Buyer from any of its obligations hereunder.

                17.6 Governing Law. The construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                17.7 Section Headings. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

                17.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but which when taken together shall be deemed one instrument.

                17.9 Schedules and Exhibits. The Schedules and Exhibits attached hereto shall be deemed to be incorporated by reference in this Agreement as if fully set forth herein.

                17.10 Entire Agreement. This Agreement and the exhibits, agreements, and schedules referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, and oral understandings, if any. Except as otherwise provided herein, this Agreement may not be modified, amended, or terminated except by a written agreement specifically referring to this Agreement and signed by all of the parties hereto.

         18.0   GUARANTOR'S REPRESENTATIONS AND WARRANTIES AND GUARANTEE.

                Guarantor hereby represents and warrants that it owns one hundred percent (100%) of the issued and outstanding shares of stock in each of Sellers, and directly or indirectly owns one hundred percent (100%) of the issued and outstanding shares of stock in affiliated corporations owning cable television systems located throughout Georgia and Alabama. Guarantor hereby guarantees the representations and warranties of Sellers hereinabove set forth and the performance by Sellers of their obligations herein. Guarantor further represents and warrants that it is duly organized, validly existing, and in good standing under the laws of Delaware, is duly qualified to do business in the State of Georgia, and has full power and authority to enter into this Agreement for the limited purposes expressly provided herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                   BUYER:

                   TELEVIEW, INC.,
                   a Georgia corporation

                   By: /s/ Harris L. Bagley
                       ----------------------------
                       Harris L. Bagley, President



                   SELLERS:

                   MULTIVISION OF COMMERCE, INC.,
                   a Georgia corporation

                   By: /s/ Jon Lunsford
                       ----------------------------
                       Jon Lunsford, Vice President



                   MULTIVISION NORTHEAST, INC.,
                   a Georgia corporation

                   By: /s/ Jon Lunsford
                       ----------------------------
                       Jon Lunsford, Vice President

                   GUARANTOR:

                   FC CABLE HOLDINGS, INC.,
                   a Delaware corporation

                   By: /s/ Jon Lunsford
                       ----------------------------
                       Jon Lunsford, Vice President

                                    SCHEDULES

1.1.1    Personal Property             5.10     Franchise Fees

1.1.2    Real Property                 5.11     Pole Attachment Fees

1.1.3    Licenses and Franchises       5.12     Labor and Employment Matters

1.1.4    Contracts                     7.9      Approved Marketing Practices

5.3      Consents                      8.6      Allocation of Purchase Price

5.5      Claims

                                    EXHIBITS

A.       Description of Cable System Service Areas

2.1      Deposit Escrow Instructions

9.4      Bill of Sale and Assignment

9.5      Opinion of Sellers' Counsel

9.8      Sellers' Certificate of Compliance

9.11     Covenant not to Compete

10.5     Buyer's Certificate of Compliance

10.6     Assumption Agreement

10.7     Opinion of Buyer's Counsel

                                PERSONAL PROPERTY

CORNELIA

                  Headend Electronics                         Quantity
                  -------------------                         --------

REC.              S.A. 9640                                        18
                  S.A. 9650                                         6
                  S.A. 9655                                         1
                  MICRODYNE 1100                                    1


MOD.              S.A. 6330                                         2
                  S.A. 6340                                         4
                  S.A. 9220                                         1
                  S.A. 9270                                         2
                  S.A. 9260                                        11
                  CATEL TM 2400                                     7


PROC.             S.A. 6150                                        10
                  DRAKE HCP 2550                                    1
                  OLSEN LCP 500A                                    1


MISC.             VIDEO CIPHER II PLUS 2901                         1
                  VIDEO CIPHER II                                  17
                  THE WEATHER STAR                                  1
                  EAGLE EE 2001                                     1
                  AIR CONDITIONER                                   1
                  TV                                                1
                  2 WAY RADIO                                       1






                                Page One of Seven
                                 SCHEDULE 1.1.1

                                PERSONAL PROPERTY

JEFFERSON

                  Headend Electronics                Quantity
                  -------------------                --------

REC.              S.A. 9640                              4
                  S.A. 9650                             11
                  S.A. 6600                              9
                  MICRODYNE 1100                         2


MOD.              S.A. 6330                              2
                  S.A. 6340                              3
                  S.A. 6350                              1
                  S.A. 9220                              1
                  S.A. 9270                              5
                  S.A. 9260                              7
                  CATEL 2400                             2
                  TRIPLE CORWN HEM                       6
                  DRAKE 2250                             1


DE-MOD.  CATEL D-850                                     1


PROC.             S.A. 6150                              2
                  DRAKE HCP 2550                         1
                  BLONDER TOUNGE                         1
                  JERROLD CC II                          2


MISC.             VIDEO CIPHER 2901                      1
                  VIDEO CIPHER II                       12
                  220 VAC AIR COND.                      1
                  110 VAC AIR COND.                      1
                  13" TV                                 1

                                Page Two of Seven
                                 SCHEDULE 1.1.1

                                PERSONAL PROPERTY

COMMERCE

                  Headend Electronics               Quantity
                  -------------------               --------

REC.              S.A. 9640                            6
                  S.A. 9650                            9
                  MICRODYNE 1100                       6
                  GARDINER                             2
                  DX ANTENNA                           2
                  S.A. 6600                            1


MOD.              S.A. 6330                            4
                  S.A. 6340                            5
                  S.A. 6350                            1
                  S.A. 9260                            3
                  S.A. 9270                            1
                  GARDINER 2400                        1
                  OLSEN DTM 1000                       1


PROC.             S.A. 6150                            9
                  JERROLD S450P                        2
                  DRAKE HCP 2550                       1


MISC.             VIDEO CIPHER 2901                    1
                  VIDEO CIPHER II                     13
                  EAGLE EE 2001                        1
                  THE WEATHER STAR                     1


FIBER             S.A. 6460/750 TRANSMITTER            2
                  S.A. H.E. DRIVER AMP                 1
                  AIR CONDITIONER                      1


                               Page Three of Seven
                                 SCHEDULE 1.1.1

                                PERSONAL PROPERTY

CONVERTERS & REMOTES (as of March 21, 1996)

Area                             No. of Converters              Remotes
- ----                             -----------------              -------
Habersham County                       458                         251
Clarksville                             84                          44
Demorest                                37                          21
Cornelia                               171                         123
Mt. Airy                                25                          14
Baldwin                                 48                          21
Alto                                    23                           8
Banks Co./Cornelia Headend              18                          13
Banks County                            16                           7
Homer                                   20                          10
Commerce                               161                          80
Nicholson                               25                          10
Jackson Co./Commerce Headend           103                          41
Jackson County                           9                           3
Jefferson                              133                          58
Arcade                                   8                           3
                                     -----                         ---

                  Total:             1,339                         707


Types of Converters

1.       S.A.     8510 - 6780 - 6784
2.       NSC      IM78IR - M78R
3.       Oaks     M35B - L35      (Equal mixture of several types of converters)
4.       Tusa     CM1400
5.       Pioneer  BC2002J
6.       SPC - 4000

Used S/A 8511 converters have been purchased at $30.00 each for use in the past for the Cornelia operations.

Hand units are separate.

                               Page Four of Seven
                                 SCHEDULE 1.1.1

                                PERSONAL PROPERTY

CORNELIA VEHICLES

1.       1991 Chevrolet Blazer              1GNCT18ZSM0113002
         107,768 miles                      Tag #MXY225

2.       1991 Chevrolet Van G-10            1GCCG15ZCM7139455
         75,275 miles                       Tag #QB9638

3.       1991 Ford F-350 Bucket             1FDKF37H3MNA48083
         103,769 miles                      Tag #QB11676

4.       1991 Chevrolet Pickup S-10         1GCCS14R4M2243360
         101,481 miles                      Tag# XP6542

5.       1987 Chevrolet Pickup S-10         1GCBS14EOK2181266
         111,497 miles                      Tag # SC9346

6.       1991 Chevrolet G-10 Van            1GCCG15ZIM7140089
         66,000+ miles                      Tag# QC42168

7.       1984 Ford F-350                    2FDJF37Y4ECA307G1
         162,000+ miles                     Tag #SC933C







                               Page Five of Seven
                                 SCHEDULE 1.1.1

                                PERSONAL PROPERTY

                                     TOWERS

Cornelia                                       Commerce
- --------                                       --------

Tower             Wooden Pole - 60'            Tower          Rohn, Guyed - 100'
HE Building       Masonary 15' x 21'           HE Building    Metal 25' x 25'


Jefferson

Tower             Rohn, Guyed - 100'
HE Building       Mobile Home 15' x 45'

                                     DISHES

Cornelia Headend

1.       10 ft. mesh looking at G-V
2.       S.A. 4.5 meter multifeed looking at GI & C3
3.       S.A. 2.8 meter looking at C4
4.       Comtech 3.8 meter looking at SN III

Commerce Headend

1.       Comtech 3.8 meter looking at G-V
2.       5.0 meter looking at C-3
3.       S.A. 2.8 meter looking at C-4
4.       3.0 meter looking at G-1
5.       10 ft. mesh looking at SN III

Jefferson Headend

1.       Comtech 3.8 meter looking at G-V
2.       S.A. 2.8 meter looking at C-3
3.       10 ft. mesh looking at SN III
4.       S.A. 4.5 multifeed looking at G-1 and C-4

                                Page Six of Seven
                                 SCHEDULE 1.1.1

                                PERSONAL PROPERTY

                                 ANTENNA DETAIL

Cornelia

1.       S.A. low band quad         2-5               2
2.       S.A. high bank quad        8-11              1
3.       UHF Parabolic              17-36-46          1
4.       High band quad             7-4               1
5.       UHF broad band             69-32-34          2


Commerce


Antenna Type           Height & Leg           Mount          Feedline Size/Type
- ------------           ------------           -----          ------------------
UHF                       44'    B         Leg Mount                1/4"
UHF                       65'    C         Leg Mount                1/2"
UHF                       67'    A         Leg Mount                Unused
YAGI                      75'    A         Leg Mount                1/4"
YAGI                      76'    B         Leg Mount                1/4"
YAGI                      80'    A         Leg Mount                1/4"
YAGI                      81'    B         Leg Mount                1/4"
YAGI                     100'    Top       Top Mount                1/2"


Jefferson

Antenna Type           Height & Leg           Mount          Feedline Size/Type
- ------------           ------------           -----          ------------------

10' Low Band              68'    A         Leg Mount                1/2"
5' High Band              76'    B         Leg Mount                9/16"
10' Low Band              83'    A         Leg Mount                1/2"
10' Parabolic             90'    B         Stand-Off                1/2"
8' Low Band               95'    A         Leg Mount                1/2"
20' High/Low Band        100'    Top       Top Mount                9/16"



                               Page Seven of Seven
                                 SCHEDULE 1.1.1

                                  REAL PROPERTY

OWNED PARCELS:

         USE:               Headend site
         LOCATION:          110 State Street, Commerce
         OWNER:             Multivision of Commerce, Inc.
         DESCRIPTION:       Building, 0.41 acres
                            Parcel No. C05 044, Acct. No. R99108940, LT6, BLD

LEASED PARCELS:

A.       USE:               Cornelia headend site
         LOCATION:          Lot No. 207, 10th Land District of Habersham County
         DATE:              August 1, 1973
         LESSOR:            H.W. Stewart, Jr.
         LESSEE:            Multivision Northeast, Inc.

         EXPIRATION DATE:   11/30/96
         RENTAL CHARGE:     $200.00/month

B.       USE:               Jefferson headend site
         LOCATION:          Cobb Street, Jefferson
         DATE:              Month-to month
         LESSOR:            Jerry Fletcher and Damon Gause
         LESSEE:            Multivision of Commerce, Inc.
         EXPIRATION DATE:   Month-to month
         RENTAL CHARGE:     $500.00/month


C.       USE:               Cornelia office/collection site
         LOCATION:          920 Clarkesville Street, Cornelia
         DATE:              Month-to-month
         LESSOR:            Don Higgins Realty
         LESSEE:            Falcon First Cable of the Southeast, Inc.
         EXPIRATION DATE:   Month-to-month
         RENTAL CHARGE:     $650.00/month

                                 Page One of Two
                                 SCHEDULE 1.1.2

                                  REAL PROPERTY

D.       USE:                       Jefferson office/collection site
         LOCATION:                  Jefferson Drugs, 127 Lee Street, Jefferson
         DATE:                      Month-to-month
         LESSOR:                    John Peoples
         LESSEE:                    Multivision of Commerce, Inc.
         EXPIRATION DATE:           Month-to-month
         RENTAL CHARGE:             $40.00/month


EASEMENTS AND RIGHTS OF WAY:

1.       USE:                       Aerial wire line crossing
         LOCATION:                  Commerce, from 1,257' N to 257' S of MP NE22
         DATE:                      4/10/89
         LICENSOR:                  Southern Railway Company
         LICENSEE:                  Multivision of Commerce, Inc.
         EXPIRATION DATE:           60 days' written notice
         RENTAL CHARGE:             $4,350.00/year








                                 Page Two of Two
                                 SCHEDULE 1.1.2

                             LICENSES AND FRANCHISES

FCC LICENSES:

TYPE:                Business Radio License
LICENSEE:            Multivision Northeast, Inc.
CALL SIGN:           WNBZ957
EXPIRATION DATE:     March 16, 2000

FRANCHISES:

A. COMMUNITY:        Town of Alto, GA
   FRANCHISE HOLDER: Falcon First Cable of the Southeast, Inc.
   ORDINANCE NUMBER: None
   DATE GRANTED:     7/13/93
   EXPIRATION DATE:  7/13/08

B. COMMUNITY:        City of Arcade, GA
   FRANCHISE HOLDER: Multivision of Commerce, Inc.
   ORDINANCE NUMBER: None
   DATE GRANTED:     2/16/81

   EXPIRATION DATE:  2/16/11 (?)

C. COMMUNITY:        City of Baldwin, GA
   FRANCHISE HOLDER: Multivision Northeast, Inc.
   ORDINANCE NUMBER: 09-12-88-01
   DATE GRANTED:     10/3/88
   EXPIRATION DATE:  10/3/03

D. COMMUNITY:        Banks County, GA
   FRANCHISE HOLDER: Falcon First Communications, L.P.
   ORDINANCE NUMBER: None
   DATE GRANTED:     1/5/82
   EXPIRATION DATE:  1/5/97

                                Page One of Three
                                 SCHEDULE 1.1.3

                             LICENSES AND FRANCHISES

E.  COMMUNITY:        City of Clarkesville, GA
    FRANCHISE HOLDER: Falcon First Communications, L.P.
    ORDINANCE NUMBER: None
    DATE GRANTED:     9/6/88
    EXPIRATION DATE:  9/6/03

F.  COMMUNITY:        City of Commerce, GA
    FRANCHISE HOLDER: Falcon First Cable of the Southeast, Inc.
    ORDINANCE NUMBER: 89-503; Resolution 89-1102
    DATE GRANTED:     5/20/80
    EXPIRATION DATE:  5/20/95

G.  COMMUNITY:        City of Cornelia, GA
    FRANCHISE HOLDER: Multivision Northeast, Inc.
    ORDINANCE NUMBER: None
    DATE GRANTED:     5/16/66
    EXPIRATION DATE:  9/2/96

H.  COMMUNITY:        City of Demorest, GA
    FRANCHISE HOLDER: Multivision Northeast, Inc.
    ORDINANCE NUMBER: 09-12-88-01
    DATE GRANTED:     11/1/88
    EXPIRATION DATE:  11/1/03

I.  COMMUNITY:        Habersham County, GA
    FRANCHISE HOLDER: Multivision Northeast, Inc.
    ORDINANCE NUMBER: None
    DATE GRANTED:     1/12/77
    EXPIRATION DATE:  1/18/07

                                Page Two of Three
                                 SCHEDULE 1.1.3

                             LICENSES AND FRANCHISES

J.  COMMUNITY:        Town of Homer, GA
    FRANCHISE HOLDER: Multivision of Commerce, Inc.
    ORDINANCE NUMBER: None
    DATE GRANTED:     1/11/83
    EXPIRATION DATE:  1/11/98

K.  COMMUNITY:        Jackson County, GA
    FRANCHISE HOLDER: Falcon First, Inc.
    ORDINANCE NUMBER: None
    DATE GRANTED:     2/16/95
    EXPIRATION DATE:  2/16/10

L.  COMMUNITY:        City of Jefferson, GA
    FRANCHISE HOLDER: Falcon Cable TV
    ORDINANCE NUMBER: None
    DATE GRANTED:     2/16/81
    EXPIRATION DATE:  2/16/96

M.  COMMUNITY:        Town of Mt. Airy, GA
    FRANCHISE HOLDER: Falcon Community Ventures I, L.P.
    ORDINANCE NUMBER: None
    DATE GRANTED:     3/7/94
    EXPIRATION DATE:  3/7/09

N.  COMMUNITY:        Town of Nicholson, GA
    FRANCHISE HOLDER: Multivision of Commerce, Inc.
    ORDINANCE NUMBER: None
    DATE GRANTED:     12/6/82
    EXPIRATION DATE:  12/6/97

                               Page Three of Three
                                 SCHEDULE 1.1.3

                                    CONTRACTS

A.   POLE ATTACHMENT AGREEMENTS:  As described on SCHEDULE 5.11

B.   OTHER CONTRACTS:

     1.       PARTIES:         Falcon First [Cable of the] Southeast, Inc.
                                        and Cates Communication
              DATE:            August 5, 1992
              DESCRIPTION:     Cable installation and burial
              TERMS:           $4.00/foot for road boring; $35.00 for up to 350
                               feet of burial, $0.10/foot for additional burial
              EXPIRATION DATE: At will

                                 Page One of One
                                 SCHEDULE 1.1.4

                                    CONSENTS

GOVERNMENTAL CONSENTS:

A.       GOVERNMENTAL AUTHORITY:   City of Alto
         NATURE OF CONSENT:        Franchise Transfer (notice only)

B.       GOVERNMENTAL AUTHORITY:   City of Arcade
         NATURE OF CONSENT:        Franchise Transfer

C.       GOVERNMENTAL AUTHORITY:   City of Baldwin
         NATURE OF CONSENT:        Franchise Transfer (acceptance only)

D.       GOVERNMENTAL AUTHORITY:   Banks County
         NATURE OF CONSENT:        Franchise Transfer

E.       GOVERNMENTAL AUTHORITY:   City of Clarkesville
         NATURE OF CONSENT:        Franchise Transfer

F.       GOVERNMENTAL AUTHORITY:   City of Commerce
         NATURE OF CONSENT:        Franchise Transfer

G.       GOVERNMENTAL AUTHORITY:   City of Cornelia
         NATURE OF CONSENT:        Franchise Transfer

H.       GOVERNMENTAL AUTHORITY:   City of Demorest
         NATURE OF CONSENT:        Franchise Transfer

I.       GOVERNMENTAL AUTHORITY:   City of Homer
         NATURE OF CONSENT:        Franchise Transfer (acceptance only)

                                Page One of Three
                                  SCHEDULE 5.3

                                    CONSENTS

J.       GOVERNMENTAL AUTHORITY:    Jackson County
         NATURE OF CONSENT:         Franchise Transfer (notice only)


K.       GOVERNMENTAL AUTHORITY:    City of Jefferson
         NATURE OF CONSENT:         Franchise Transfer

L.       GOVERNMENTAL AUTHORITY:    Habersham County
         NATURE OF CONSENT:         Franchise Transfer (notice only)


M.       GOVERNMENTAL AUTHORITY:    Town of Mt. Airy
         NATURE OF CONSENT:         Franchise Transfer (notice only)


N.       GOVERNMENTAL AUTHORITY:    Town of Nicholson
         NATURE OF CONSENT:         Franchise Transfer (acceptance only)



NON-GOVERNMENTAL CONSENTS:

1.       CONSENTING PARTY:          H. M. Stewart, Jr.
         NATURE OF CONSENT:         Cornelia headend site lease assignment

2.       CONSENTING PARTY:          Georgia Power
         NATURE OF CONSENT:         Pole attachment agreements assignment

3.       CONSENTING PARTY:          Habersham Electric Membership Corp.
         NATURE OF CONSENT:         Pole attachment agreement assignment

                                Page Two of Three
                                  SCHEDULE 5.3

                                    CONSENTS

4.       CONSENTING PARTY:          Mid-Georgia Telephone Corp.
         NATURE OF CONSENT:         Pole attachment agreements assignment

5.       CONSENTING PARTY:          City of Commerce
         NATURE OF CONSENT:         Pole attachment agreement assignment

6.       CONSENTING PARTY:          Jackson Electric Membership Corp.
         NATURE OF CONSENT:         Pole attachment agreements assignment

7.       CONSENTING PARTY:          Standard Telephone Company
         NATURE OF CONSENT:         Pole attachment agreement assignment

                               Page Three of Three
                                  SCHEDULE 5.3

                                     CLAIMS

NONE

                                 Page One of One
                                  SCHEDULE 5.5

                                 FRANCHISE FEES

A.       COMMUNITY:        Town of Alto
         ANNUAL FEE:       5% of Gross Subscriber Receipts

B.       COMMUNITY:        City of Arcade
         ANNUAL FEE:       5% of Gross Revenue

C.       COMMUNITY:        City of Baldwin
         ANNUAL FEE:       5% of Gross Revenue

D.       COMMUNITY:        Banks County
         ANNUAL FEE:       5% of Gross Revenue

E.       COMMUNITY:        City of Clarkesville
         ANNUAL FEE:       3% of Gross Revenue

F.       COMMUNITY:        City of Commerce
         ANNUAL FEE:       5% of Gross Revenue

G.       COMMUNITY:        City of Cornelia
         ANNUAL FEE:       5% of Gross Revenue

H.       COMMUNITY:        City of Demorest
         ANNUAL FEE:       5% of Gross Revenue

I.       COMMUNITY:        Habersham County
         ANNUAL FEE:       5% of Gross Revenue

                                 Page One of Two
                                  SCHEDULE 5.10

                                 FRANCHISE FEES

J.       COMMUNITY:        Town of Homer
         ANNUAL FEE:       3% of Gross Basic Service Payments

K.       COMMUNITY:        Jackson County
         ANNUAL FEE:       5% of Gross Subscriber Receipts

L.       COMMUNITY:        City of Jefferson
         ANNUAL FEE:       5% of Gross Revenue

M.       COMMUNITY:        Town of Mt. Airy
         ANNUAL FEE:       5% of Gross Subscriber Receipts

N.       COMMUNITY:        Town of Nicholson
         ANNUAL FEE:       3% of Gross Subscriber Revenue

                                 Page Two of Two
                                  SCHEDULE 5.10

                              POLE ATTACHMENT FEES

A.       LICENSOR:                  Georgia Power
         LICENSEE:                  Multivision Northeast, Inc.
         DATED:                     1/14/91
         COMMUNITIES SERVED:        Cornelia, Habersham County, Mt. Airy
         ANNUAL FEE:                $20,935
         NUMBER OF POLES:           3965

B.       LICENSOR:                  Georgia Power
         LICENSEE:                  Multivision of Commerce, Inc.
         DATED:                     1/15/91
         COMMUNITIES SERVED:        Arcade, Banks County, Homer Jackson County,
                                    Jefferson
         ANNUAL FEE:                $4,287
         NUMBER OF POLES:           812

C.       LICENSOR:                  Habersham Electric Membership Corp.
         LICENSEE:                  Multivision Northeast, Inc.
         DATED:                     3/19/79
         COMMUNITIES SERVED:        Habersham County
         ANNUAL FEE:                $22,295
         NUMBER OF POLES:           4039

D.       LICENSOR:                  Mid-Georgia Telephone Corp.
         LICENSEE:                  Commerce Cable Communications
         DATED:                     8/20/80
         COMMUNITIES SERVED:        Jackson and Banks Counties
         ANNUAL FEE:                $8,165
         NUMBER OF POLES:           1080

                                 Page One of Two
                                  SCHEDULE 5.11

                              POLE ATTACHMENT FEES

E.       LICENSOR:                  City of Commerce
         LICENSEE:                  Multivision of Commerce, Inc.
         DATED:                     Unknown
         COMMUNITIES SERVED:        Commerce
         ANNUAL FEE:                $2,887
         NUMBER OF POLES:           802

F.       LICENSOR:                  Jackson Electric Membership Corp.
         LICENSEE:                  Jackson County Cablevision
         DATED:                     6/17/81
         COMMUNITIES SERVED:        Unknown
         ANNUAL FEE:                $13,169
         NUMBER OF POLES:           1860

G.       LICENSOR:                  Standard Telephone Company
         LICENSEE:                  Falcon First Communications, L.P.
         DATED:                     2/15/92
         COMMUNITIES SERVED:        Habersham County, GA
         ANNUAL FEE:                $7,563.00
         NUMBER OF POLES:           1,313

                                 Page Two of Two
                                  SCHEDULE 5.11

                          LABOR AND EMPLOYMENT MATTERS

EMPLOYEE                                             1995            1996 BASE
  NAME                       POSITION            COMPENSATION          SALARY
- --------                     --------            ------------        ---------
Phylliss E. Hopper              CSR                $ 7,163.61        $12,854.44

Scott H. Lewis                  CSR                $17,794.48        $16,619.20

Connie C. Ramsey                CSR                $23,617.53        $22,339.20

Dennis E. Fish, Jr.           Installer                              $13,520.00

Ronald P. Gary                Installer            $20,834.37        $15,371.20

Matthew L. Hayes              Installer            $20,926.59        $15,371.20

Kenneth A. Kinsey          Lead Technician         $34,129.68        $29,827.20

William C. McEntire           Technician           $25,692.07        $20,238.40

Jerry R. Hallford             Technician           $29,595.63        $25,147.20




                                 Page One of One
                                  SCHEDULE 5.12

                          APPROVED MARKETING PRACTICES





                                 Page One of One
                                  SCHEDULE 7.9

                          ALLOCATION OF PURCHASE PRICE

                                      Total Value
                                      -----------
Office Furniture & Equipment          $    8,000

Office Building & Headend - Commerce      27,810

Tower & Antenna                           89,610

Headend Electronics                      421,270

Headend Building                          18,800

Trunk & Distribution - Underground       412,776 (38.22 U/G miles @ $10,800 per mile)

Trunk & Distribution - Overhead        3,566,364 (383.48 O/H miles @ $9,300 per mile)

Subscriber Connect Cost                  330,785 (9,451 subscribers @ $35 per sub)

Non-addressable Converters                40,170 (1,339 converters @ $30 per unit)

Remotes                                    1,768 (707 remotes @ $2.50 per unit)

Shop Tools & Test Equipment                5,500

Autos & Trucks                            94,300
                                     -----------

Total Property, Plant & Equipment      5,017,153

Franchise Cost                         9,482,847

Covenant not to Compete                  500,000
                                     -----------

Purchase Price                       $15,000,000
                                     ===========


                                 Page One of One
                                  SCHEDULE 8.6

                                  SERVICE AREAS

SERVICE AREA KNOWN AS THE COMMERCE, GEORGIA SYSTEM

Commerce                           Nicholson

Homer                              Part of Banks and Jackson County



SERVICE AREA KNOWN AS THE CORNELIA, GEORGIA SYSTEM

Habersham County                   Mount Airy

Clarkesville                       Baldwin

Demorest                           Alto

Cornelia                           Part of Banks County



SERVICE AREA KNOWN AS THE JEFFERSON, GEORGIA SYSTEM

Arcade

Jefferson

Part of Jackson County



                                 Page One of One
                                    EXHIBIT A

                           DEPOSIT ESCROW INSTRUCTIONS

                                ESCROW AGREEMENT

         This Escrow Agreement is made as of the 15th day of April, 1996, by and among MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation (each individually a "Seller" and collectively, "Sellers"); TELEVIEW, INC., a Georgia corporation ("Buyer"); and COMMUNITY BANK AND TRUST - HABERSHAM, as Escrow Agent ("Escrow Agent").

         1. Buyer shall deposit with Escrow Agent, in escrow, the sum of Three Hundred Thousand Dollars ($300,000.00).

         2. Escrow Agent shall accept said sum and establish and maintain a separate account therefor (the "Escrow Account").

         3. Escrow Agent shall invest and reinvest the funds in the Escrow Account at the direction and risk of Buyer during the term of the escrow. Upon written instructions signed by an officer of Buyer, Escrow Agent shall invest and reinvest the Escrow Account in one or more of the following investments (the "Obligations") from time to time:

                (A) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America;

                (B) Repurchase Agreements with Escrow Agent involving securities of the kind described in (A) above; or

                (C) Money market funds authorized to invest in short term securities issued or guaranteed as to principal and interest by the U.S. Government and Repurchase Agreements with respect to such securities.

         No Obligation shall have a maturity which exceeds fifteen (15) days beyond the date upon which the investment in the Obligation is made. Interest and other earnings on the Obligations shall be added to the Escrow Account. Any loss incurred from an investment and/or any investment fee will be borne by the Escrow Account. Investment and reinvestment of the Escrow Account shall be made only in Obligations. Escrow Agent is authorized to use Buyer's Federal Tax I.D. Number in connection with any obligations.

         4. Upon receipt of a letter, in a form substantially similar to that attached hereto as Attachment A, officially signed on behalf of Sellers and Buyer, Escrow Agent shall liquidate all or a portion of the Obligations and to pay the full balance and proceeds of the Escrow Account, or such portion as may be designated in the letter, as Sellers and Buyer shall jointly direct. Sellers shall have the right to unilaterally direct Escrow Agent as to the allocation between the respective Sellers of the amounts to be paid pursuant to any such joint letter.

                                Page One of Five
                                   EXHIBIT 2.1

         5. (a) Sellers and Buyer shall hold Escrow Agent harmless and indemnify Escrow Agent against any loss, liability, expenses (including attorney's fees and expenses), claim, or demand arising out or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for gross negligence or willful misconduct of Escrow Agent. The foregoing indemnities in this paragraph shall survive the resignation of Escrow Agent or the termination of this Agreement.

                (b) Escrow Agent's duties are only such as are specifically provided herein, and Escrow Agent shall incur no liability whatsoever to Sellers or Buyer except for gross negligence or willful misconduct. Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions herein contained. Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper parties. Escrow Agent shall not be liable for interest on the Escrow Account except as specifically agreed upon by Escrow Agent and the respective parties hereto.

                (c) Buyer and Sellers shall each pay Escrow Agent a fee of Three Hundred Seventy-Five Dollars ($375.00) as compensation for the ordinary administrative services to be rendered hereunder. Sellers and Buyer shall each pay one-half (1/2) of all expenses of Escrow Agent, including its attorney's fees and expenses, which it may incur in connection with the performance of its duties under this Agreement, or under the indemnity provided in Section 5.(a) hereof, and Escrow Agent's claim therefor shall constitute a first lien against the Escrow Account. Sellers' agreements in this Section 5.(c) and in Section 5.(e) hereof shall not limit or otherwise affect any indemnification or contribution rights of either Seller vis-a-vis Buyer.

                (d) Should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Account, Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of said Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree, or judgment of a court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

                (e) Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor escrow agent shall not have been delivered to Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of Buyer and Sellers petition any court of competent jurisdiction for the appointment of a successor escrow agent.

                                Page Two of Five
                                   EXHIBIT 2.1

         6. This Agreement shall be construed in accordance with the laws of the State of Georgia. It may be executed in several counterparts, each one of which shall constitute an original and all collectively shall constitute but one instrument.

         7. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by First Class mail, postage prepaid, telecopier and confirmed in writing or delivered:

         (A)    (i)    if to Escrow Agent by U.S. Mail Delivery, to its office
at _____________ _________________________________________, Attention:
__________________________;

                (ii) if to Escrow Agent by courier, to its office at _______________________ _________________________________________, Attention:
__________________________;

                (iii) if to Escrow Agent by Telecopier, to be followed by an original in writing by U.S. Mail Delivery or courier, Telecopier No. (___)
___-____.

         (B)    (i)    if to Sellers by U.S. Mail Delivery, to their office at
10900 Wilshire Boulevard, 15th Floor, Los Angeles, California 90024;

                (ii) if to Sellers by courier, to their office at 10900 Wilshire Boulevard, 15th Floor, Los Angeles, California 90024;

                (iii) if to Sellers by Telecopier, to be followed by an original in writing by U.S. Mail Delivery or courier, Telecopier No. (310) 824-4824 or 208-3655.

         (C)    (i)    if to Buyer by U.S. Mail Delivery, to its office at 2000
Industrial Boulevard, Post Office Box 400, Cornelia, Georgia 30531;

                (ii) if to Buyer by courier, to its office at 2000 Industrial Boulevard, Post Office Box 400, Cornelia, Georgia 30531;

                (iii) if to Buyer by Telecopier, to be followed by an original in writing by U.S. Mail Delivery or courier, Telecopier No. (706) 778-5684.

         8. This Agreement shall terminate on November 15, 1996, unless previously terminated by fully disbursing the Escrow Account. Any investments in the Escrow Account on the aforesaid termination date shall be liquidated and the proceeds thereof plus any cash balance in the Escrow Account shall be remitted as Sellers and Buyer shall jointly direct; provided, however, Sellers shall have the right to unilaterally direct Escrow Agent as to the allocation between the respective Sellers of the amounts to be paid pursuant to any such joint direction by Sellers and Buyer.

                               Page Three of Five
                                   EXHIBIT 2.1

         IN WITNESS WHEREOF, the parties have been duly executed this Escrow Agreement as of the date first above written.

                                        TELEVIEW, INC.,
                                        a Georgia corporation



                                        By: /s/ Harry L. Bagley
                                           --------------------------------
                                            Harris L. Bagley, President



                                        MULTIVISION OF COMMERCE, INC.,
                                        a Georgia corporation


                                        By: /s/ Jon Lunsford
                                           --------------------------------
                                            Jon Lunsford, Vice President


                                        MULTIVISION NORTHEAST, INC.,
                                        a Georgia corporation


                                        By: /s/ Jon Lunsford
                                           --------------------------------
                                           Jon Lunsford, Vice President





                                        COMMUNITY BANK AND
                                        TRUST - HABERSHAM


                                        By /s/ Illegible Signature
                                           --------------------------------
                                           SENIOR VICE PRESIDENT
                                             & TRUST OFFICER


                                Page Four of Five
                                   EXHIBIT 2.1

                                  ATTACHMENT A

Community Bank and Trust - Habersham
____________________________________

____________________________________

Attention:  ________________________

        Re: Escrow Account No. _______________ among Multivision Of Commerce, Inc., Multivision Northeast, Inc.; Teleview, Inc.; and Community Bank and Trust - Habersham, as Escrow Agent (the "Escrow Account")

Ladies and Gentlemen:

        Please liquidate so much of the investments held in the Escrow Account as are necessary to distribute the amount of _________________________, and distribute such amount by (wire transfer) (cashier's check) to _____________________ (if wire transfer - Name of bank, bank's ABA# and customer's account number for credit) or as ______________________ shall otherwise direct.

                                                  Very truly yours,


                                                  _____________________________

                                                  By __________________________

                                                                and

                                                   _____________________________

                                                   By __________________________



                                Page Five of Five
                                   EXHIBIT 2.1

                           BILL OF SALE AND ASSIGNMENT

         Pursuant to the Asset Purchase Agreement made effective as of _______________ (the "Agreement"), by and between MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation (each individually a "Seller" and collectively, "Sellers") and TELEVIEW, INC., a Georgia corporation ("Buyer"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         (1) Sellers do hereby sell, assign, transfer, and convey unto Buyer, and its successors and assigns, each and all of the Assets (as such term is defined in the Agreement), intending hereby to convey all of Sellers' right, title, and interest therein.

         (2) Sellers hereby covenant and agrees with Buyer, and its successors and assigns, to do, execute, acknowledge, and deliver, or to cause to be done, executed, acknowledged, and delivered, to Buyer and/or its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances that may be reasonably requested by Buyer to facilitate the selling, assigning, transferring, conveying, delivering, assuring, and confirming, to Buyer and its successors or assigns, or for aiding and assisting in collecting or reducing to possession, any or all of the Assets.

         (3) Sellers hereby warrant to Buyer and its successors and assigns that Sellers have legal title to the Assets transferred by them hereunder and that such Assets are free and clear of all liens, security interests, encumbrances, restrictions, and claims of any nature whatsoever, except those minor imperfections of title and encumbrances, if any, which do not materially detract from the value of the properties subject thereto and which do not materially interfere with the present and continued use of the Assets or with the conduct of the Systems' normal operations, and Sellers covenants defend such title based on claims originating prior to the date hereof.

         (4) This Bill of Sale and Assignment shall be binding upon the successors and assigns of Sellers and shall inure to the benefit of the successors and assigns of Buyer.

         IN WITNESS WHEREOF, Sellers have executed and delivered this Bill of Sale and Assignment as of this ______ day of _____________, 1996.

MULTIVISION OF COMMERCE, INC.,              MULTIVISION NORTHEAST, INC
a Georgia corporation                       a Georgia corporation



By: _____________________________           By: ____________________________
    Jon Lunsford, Vice President                Jon Lunsford, Vice President



                                 Page One of One
                                   EXHIBIT 9.4

                                                _____________, 1996

Harris L. Bagley, President
TeleView, Inc.
2000 Industrial Boulevard
Post Office Box 400
Cornelia, Georgia  30531

Dear Mr. Bagley:

         This opinion is being delivered to you pursuant to Section 9.5 of the Asset Purchase Agreement made effective as of _______________ (the "Agreement"), by and between MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation (each individually a "Seller" and collectively, "Sellers") and TELEVIEW, INC., a Georgia corporation ("Buyer"). All capitalized terms not otherwise defined herein have the same meanings as defined in the Agreement.

         We are attorneys admitted to practice in the State of California. We have acted as general counsel for Sellers in connection with the negotiation and execution of the Agreement. We are not admitted to the practice of law in the State of Georgia, and in rendering those aspects of this opinion covered in the opinion of _______________________ delivered concurrently herewith, we have relied solely on such opinion. In addition, we call Buyer's attention to the fact that no opinion is expressed herein other than with respect to the laws of the State of California and the State of Georgia (to the extent set forth above) and the federal laws of the United States of America (other than the Communications Act of 1934 and the rules and regulations of the Federal Communications Commission and the Copyright Royalty Tribunal thereunder, and the rules and regulations of the Federal Aviation Administration).

         We further call Buyer's attention to the fact that this letter includes an opinion as to the legal enforceability of a covenant not to compete. Applicable law provides that, in general, such covenants constitute agreements in restraint of trade and are enforceable only to the extent reasonably limited in nature, geographic area, and duration. Whether a particular covenant not to compete is reasonably limited in nature, geographic area, and duration is determined from all of the facts and circumstances of the particular transaction. No opinion is expressed herein as to whether Sellers' covenants not to compete granted in connection herewith is reasonably limited in nature, geographic area, or duration.



                                Page One of Three
                                   EXHIBIT 9.5

Harris L. Bagley, President
TeleView, Inc.
___________ __, 1996
Page Two

         In rendering this opinion, we have examined Sellers' files and records, and any other records, files, documents, and other evidence we deemed pertinent and necessary to our rendering of this opinion. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals; and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have also assumed the due and valid execution, delivery, and performance of the Agreement by Buyer, and the legality, validity, binding effect, and enforceability of the Agreement as it relates to Buyer. With respect to factual matters, we have relied solely on the representations of officers and employees of Sellers. We have not conducted an independent field investigation of the Systems nor have we examined its day-to-day operations.

         Based on the foregoing, we are of the opinion that:

                  (1) Sellers are corporations having all requisite power and authority to own, lease, and use their properties and assets, and are entitled to carry on their business of operating the Systems as and in the places where such properties and assets are now owned, leased, or operated and such business is now conducted. Sellers have full power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

                  (2) Sellers have taken all actions required in order to authorize the execution, delivery, and performance of the Agreement, and none of such acts will violate any requirement created by law, by any provision of any articles of incorporation, bylaws, corporate resolutions, or any other documents governing the actions of either Seller, or by the provisions of any contract or other commitment to which either of Sellers is a party.

                  (3) Guarantor has full power and authority to enter into the Agreement for the limited purposes expressly provided therein, and has taken all actions required in order to authorize the execution, delivery, and performance of the Agreement as to such limited purposes. None of such acts will violate any requirement created by law, by any provision of any articles of incorporation, bylaws, corporate resolutions, or any other documents governing the actions of Guarantor, or by the provisions of any contract or other commitment to which Guarantor is a party.

                  (4) The instruments of conveyance, transfer, and assignment of real and personal property delivered to Buyer at the closing of the transaction contemplated by the Agreement are legally valid as to form under Georgia law so as to fully transfer to Buyer all of Sellers' right,



                                Page Two of Three
                                   EXHIBIT 9.5

Harris L. Bagley, President
TeleView, Inc.
___________ __, 1996
Page Three

title, and interest in and to the assets and properties specified therein, and the specific assignments of real property interests which are to be recorded in the public records are in proper form for recordation.

                  (4) Except as set forth in the Agreement and the Schedules and Exhibits thereto, we have no knowledge of any litigation, proceeding, or governmental investigation, existing or threatened, which affects the title or interest of Sellers in or to any of the properties or assets assigned or transferred under the Agreement, or which would prevent or adversely affect the ownership, use, or operation of same by Buyer.

         This opinion is given solely for Buyer's benefit, and no other person or entity is entitled to rely hereon.

                                                 Very truly yours,

                                                 GOLDMAN & KAGON
                                                 LAW CORPORATION



                               Page Three of Three
                                   EXHIBIT 9.5

                            CERTIFICATE OF COMPLIANCE

         MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation (each individually a "Seller" and collectively, "Sellers") hereby certify, pursuant to Section 9.8 of the Asset Purchase Agreement made effective as of ____________________, by and between Sellers and TELEVIEW, INC., a Georgia corporation (the "Agreement"), that:

         1. Sellers have performed and complied with all of its material obligations, agreements, and covenants contained in the Agreement to be performed or complied with on or before the date hereof; and

         2. The representations and warranties of Sellers contained in the Agreement are true and correct in all material respects, and there have been no material adverse changes in the condition of the Systems (as that term is defined in the Agreement), other than changes, events, or conditions affecting the cable television industry in general.

         IN WITNESS WHEREOF, Sellers have executed and delivered this Certificate of Compliance as of this ____ day of _______________, 1996.

MULTIVISION OF COMMERCE, INC.,              MULTIVISION NORTHEAST, INC
a Georgia corporation                       a Georgia corporation

By: _____________________________           By: ____________________________
    Jon Lunsford, Vice President                Jon Lunsford, Vice President



                                 Page One of One
                                   EXHIBIT 9.8

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement is delivered pursuant to the Asset Purchase Agreement made effective as of ________ (the "Agreement"), by and between MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation (each individually a "Seller" and collectively, "Sellers") and TELEVIEW, INC., a Georgia corporation ("Buyer"). All capitalized terms not otherwise defined herein have the same meanings as defined in the Agreement.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement, Sellers are concurrently herewith selling, assigning, transferring, conveying, and delivering to Buyer, with certain exceptions, the tangible and intangible assets defined in the Agreement as the Assets; and

         WHEREAS, in partial consideration for such sale, assignment, transfer, conveyance, and delivery of the Assets, the Agreement requires Sellers and FC Cable Holdings, Inc., a Delaware corporation ("Parent"), to agree not to compete with Buyer as hereinbelow set forth;

         NOW, THEREFORE, pursuant to the terms of the Agreement and for good and valuable consideration, Sellers and Parent hereby agree as follows:

         1. For a period of five (5) years after the Closing Date, neither Sellers and nor Parent nor any affiliate of any of them shall not own, manage, or operate any business which engages in the business of operating a cable television system or telephone system in the areas listed on Exhibit "A" hereto.

         2. Notwithstanding anything contained herein, the ownership of securities of any company owning, managing, or operating a cable television system within such area is permitted if such securities are publicly traded on a national securities market, and if such ownership does not constitute more than five percent (5%) of all outstanding securities of the same class or provide effective control of such company.

         3. If any portion of this agreement is held to be illegal, unenforceable, void, or voidable, the remainder shall remain in full force and effect, and this agreement shall be deemed altered and amended to the minimum extent necessary to bring it within the legal requirements for enforceability.



                                Page One of Three
                                  EXHIBIT 9.11

         IN WITNESS WHEREOF, Sellers have executed and delivered this Non-Competition Agreement as of this ____ day of __________, 1996.



MULTIVISION OF COMMERCE, INC.,              MULTIVISION NORTHEAST, INC
a Georgia corporation                       a Georgia corporation



By: _____________________________           By: ____________________________
    Jon Lunsford, Vice President                Jon Lunsford, Vice President



FC CABLE HOLDINGS, INC.,
a Delaware corporation

By: _____________________________
    Jon Lunsford, Vice President



                                Page Two of Three
                                  EXHIBIT 9.11

                                   EXHIBIT "A"

NONCOMPETE TERRITORY:

THE COMMERCE, GEORGIA SYSTEM SERVICE AREA

Commerce                                    Nicholson
Homer                                       Banks and Jackson County

THE CORNELIA, GEORGIA SYSTEM SERVICE AREA

Habersham County                            Mount Airy
Clarkesville                                Baldwin
Demorest                                    Alto
Cornelia                                    Banks County

THE JEFFERSON, GEORGIA SYSTEM SERVICE AREA

Arcade
Jefferson
Jackson County

ADDITIONAL AREAS:

Towns County, Georgia                       Habersham County, Georgia
Union County, Georgia                       Banks County, Georgia
Clay County, North Carolina                 Jackson County, Georgia
Lumpkin County, Georgia                     Rabun County, Georgia
White County, Georgia                       Hall County, Georgia
Dawson County, Georgia



                               Page Three of Three
                                  EXHIBIT 9.11

                            CERTIFICATE OF COMPLIANCE

         TELEVIEW, INC., a Georgia corporation ("Buyer"), hereby certifies, pursuant to Section 10.5 of the Asset Purchase Agreement made effective as of ____________________, by and between Buyer MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation, that:

         1. Buyer has in all material respects performed all of its material obligations and agreements and complied with all of its covenants contained in the Agreement to be performed or complied with on or before the date hereof; and

         2. The representations and warranties of Buyer contained in the Agreement are in all material respects true and correct.

         IN WITNESS WHEREOF, Buyer has executed and delivered this Certificate of Compliance as of this ____ day of ______________, 1996.




                                                 TELEVIEW, INC.,
                                                 a Georgia corporation


                                                 By: ___________________________
                                                     Harris L. Bagley, President




                                 Page One of One
                                  EXHIBIT 10.5

                              ASSUMPTION AGREEMENT

         This Assumption Agreement is delivered pursuant to the Asset Purchase Agreement made effective as of ________ (the "Agreement"), by and between MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation (each individually a "Seller" and collectively, "Sellers") and TELEVIEW, INC., a Georgia corporation ("Buyer"). All capitalized terms not otherwise defined herein have the same meanings as defined in the Agreement.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement, Sellers are concurrently herewith selling, assigning, transferring, conveying, and delivering to Buyer, with certain exceptions, the tangible and intangible assets defined in the Agreement as the Assets; and

         WHEREAS, in partial consideration for such sale, assignment, transfer, conveyance, and delivery of the Assets, the Agreement requires Buyer to assume and pay, discharge, and perform certain obligations of Sellers;

         NOW, THEREFORE, pursuant to the terms of the Agreement and for good and valuable consideration, Buyer hereby assumes and undertakes and agrees to pay, discharge, and perform in accordance with the terms and conditions thereof each of the following:

                (1) insofar as they relate to the time period after the Closing Date, the obligations and liabilities of either of Sellers under the Leases, Licenses, and Contracts listed in Schedules 1.1.2, 1.1.3, and 1.1.4 to the Agreement, respectively, and under Contracts made in the ordinary course of business (other than those relating to assets excluded from the definition of Assets pursuant to Section 1.2, above) which are cancelable without penalty upon not more than thirty (30) days notice, and under which (i) the remaining payment obligation with respect to any such individual Contract (exclusive of that portion of any such obligation which is allocable to Sellers pursuant to Section 4.0, below) is less than Ten Thousand Dollars ($10,000.00), and (ii) the aggregate remaining payment obligation with respect to all such Contracts (exclusive of that portion of any such obligation which is allocable to Sellers pursuant to Section 4.0, below) is less than Fifty Thousand Dollars ($50,000.00), provided that if there are such Contracts satisfying the criterion set forth in clause (i) which, in the aggregate, have remaining payment obligations equaling or exceeding the amount set forth in clause (ii), Buyer shall have the right, in its sole discretion, to designate which of such Contracts it will assume, it being understood that Buyer is obligated to assume such Contracts only until it cannot assume any more without thereby having assumed such Contracts which, in the aggregate, have remaining payment obligations equaling or exceeding the amount set forth in clause (ii);

                                 Page One of Two
                                  EXHIBIT 10.6

                (2) insofar as they relate to the time period after the Closing Date, the obligations and liabilities of either of Sellers under any other written or oral Leases, Licenses, Contracts, personal property leases, pole attachment agreements, purchase orders, commitments, or other agreements relating to the Systems not described on any of Schedules 1.1.2, 1.1.3, or 1.1.4 to the Agreement, but which, at Buyer's sole option, are specifically assumed by Buyer by notice in writing to either of Sellers after Buyer has been notified of the existence of any such agreement;

                (3) any obligation or liability with respect to subscriber service agreements, subscriber deposits, and prepayments; and

                (4) all obligations, liabilities, and claims arising out of Buyer's ownership of the Systems or its operation of the Systems on and after the Closing Date.

Except for those liabilities and obligations to be assumed by Buyer as specifically described herein, Buyer shall not assume or become liable on (i) any other agreement, contract, lease, liability, or obligation of either Seller, or (ii) any other indebtedness, obligation, or liability of either Seller whatsoever, including any litigation matter arising from the operation of the Systems prior to the Closing Date, and any wages, salaries, overtime pay, vacation pay, holiday pay, payroll taxes, or employee benefits relating to any of Sellers' employees arising out of or attributable to services rendered for Sellers, or otherwise in connection with the operation of the Systems, on or prior to the Closing Date.

         This Assumption Agreement shall inure to the benefit of and be binding upon the successors and assigns of Sellers and Buyer.

         IN WITNESS WHEREOF, Buyer has executed and delivered this Assumption Agreement as of this ____ day of ______________, 1996.




                                                 TELEVIEW, INC.,
                                                 a Georgia corporation

                                                 By: ___________________________
                                                     Harris L. Bagley, President



                                 Page Two of Two
                                  EXHIBIT 10.6

                                               ___________ __, 1996

Mr. Frank J. Intiso
Chief Operating Officer
Falcon Cable TV
10900 Wilshire Boulevard
Fifteenth Floor
Los Angeles, California 90024

Dear Mr. Intiso:

         This opinion is being delivered to you pursuant to Section 10.7 of the Asset Purchase Agreement made effective as of ______________ (the "Agreement"), by and between MULTIVISION OF COMMERCE, INC., a Georgia corporation, and MULTIVISION NORTHEAST, INC., a Georgia corporation (each individually a "Seller" and collectively, "Sellers") and TELEVIEW, INC., a Georgia corporation ("Buyer"). All capitalized terms not otherwise defined herein have the same meanings as defined in the Agreement.

         We have acted as counsel to Buyer in connection with the negotiation and execution of the Agreement. In rendering this opinion, we have examined
_______________________________________________________________________________
________________________________________________________________, and any other records, files, documents, and other evidence we deemed pertinent and necessary to our rendering of this opinion. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals; and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have also assumed the due and valid execution, delivery, and performance of the Agreement by Sellers, and the legality, validity, binding effect, and enforceability of the Agreement as it relates to Sellers. With respect to factual matters, we have relied solely upon the representations of officers and employees of Buyer. We have not conducted any independent investigation other than as set forth in this letter.

         Based upon the foregoing, we are of the opinion that:

                1. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Georgia, is qualified to do business in the state of Georgia, and has full power and authority to enter into the Agreement and to carry out the transactions contemplated thereby.

                                Page One of Two
                                  EXHIBIT 10.7

Mr. Frank J. Intiso
Chief Operating Officer
Falcon Cable TV
______________ __, 1996
Page Two

                2. The Agreement has been duly executed and delivered by Buyer, and Buyer has taken all actions required in order to authorize and consummate the Agreement and all transactions contemplated thereby. The execution, delivery, and performance of the Agreement will not violate any requirement created by law, by Buyer's articles of incorporation, by-laws, or any other documents governing its actions, or by any contract or commitment to which Buyer is a party.

         This opinion is solely for Sellers' benefit, and no other person or entity is entitled to rely hereon.

                                                Very truly yours,




                                                ______________________________



                                 Page Two of Two
                                  EXHIBIT 10.7

FALCON FIRST SUBSCRIBER REPORT - SYSTEM: ATHENS

      BASIC                                      END OF
      SUBSCRIBERS                           PERIOD 1995
      -----------                           -----------
 10   Athens                                      3,856            5.14%
 20   Limestone County                            3,889            5.18%
 30   Elkmont                                       207            0.28%
 40   Killen                                        775            1.03%
 50   Center Star                                   471            0.63%
 60   West Killen                                   247            0.33%
 70   Rogersville                                   693            0.92%
 80   Elgin                                         391            0.52%
 90   Lexington                                     265            0.35%
100   North Rogersville                              59            0.08%
110   Anderson                                       84            0.11%
120   Lawrence County                                58            0.08%
130   Town Creek                                    311            0.41%
140   Courtland                                     136            0.18%
150   North Courtland                               117            0.16%
160   Leighton                                      363            0.48%
170   Colbert County                                741            0.99%
180   Spring Valley                                 446            0.59%
190   Barton                                        213            0.28%
200   Cherokee                                      561            0.75%
210   Burnsville                                    271            0.36%
220   Belmont                                       732            0.98%
230   Tishomingo                                    171            0.23%
240   Golden                                        109            0.15%
410   Scottsboro                                  5,499            7.33%
420   Hollywood                                     326            0.43%
430   Section                                       340            0.45%
440   Dutton                                        117            0.16%
450   Cedar Bluff                                   761            1.01%
460   Gurley                                        295            0.39%
470   Paint Rock                                    101            0.13%
480   Rainsville                                  1,079            1.44%
490   Shiloh                                         48            0.06%
500   Fyffe                                         212            0.28%
510   Powell                                        153            0.20%
520   De Kalb County                                 19            0.03%
530   Jackson Co. (Scottsboro)                        4            0.01%
540   Jackson Co. (Section)                           3            0.00%
550   Jackson Co. (Paint Rock)                        1            0.00%
590   Colbert Co. (Cherokee)                         38            0.05%
600   Tishomingo Co. (Burnsville)                     2            0.00%
610   Tishomingo Co.(Belmont)                        53            0.07%
620   Lauderdale Co. (Rogersville)                  176            0.23%
                                                 24,393           32.50%
                                                 ------
                                                 75,047

FALCON FIRST SUBSCRIBER REPORT - SYSTEM: DALTON

      BASIC                                   END OF
      SUBSCRIBERS                        PERIOD 1995
      -----------                        -----------
 10   Whitfield Co. (Dalton)                  11,882           15.83%
 20   Dalton                                   7,237            9.64%
 30   Tunnel Hill                                755            1.01%
 40   Varnell                                    182            0.24%
 50   Cohutta                                    338            0.45%
 60   Catoosa Co. (Dalton)                       144            0.19%
 70   Catoosa Co. (Ringgold)                   4,633            6.17%
 80   Ringgold                                   948            1.26%
200   Habersham County                         3,237            4.31%
210   Clakesville                                534            0.71%
220   Demorest                                   358            0.48%
230   Cornelia                                 1,332            1.77%
240   Mt. Airy                                   136            0.18%
250   Baldwin                                    506            0.67%
260   Alto                                       199            0.27%
270   Banks Co. (Cornelia)                       115            0.15%
280   Helen                                        0            0.00%
290   White County                                 0            0.00%
300   Banks Co. (Commerce)                        74            0.10%
310   Homer                                       99            0.13%
320   Commerce                                   977            1.30%
330   Nicholson                                  183            0.24%
340   Jackson Co. (Commerce)                     645            0.86%
350   Jackson Co. (Jefferson)                     52            0.07%
360   Jefferson                                  721            0.96%
370   Arcade                                      39            0.05%
                                              35,326           47.07%
                                              ------
                                              75,047

FALCON FIRST SUBSCRIBERS REPORT - PLATTSBURGH


      BASIC                                          END OF
      SUBSCRIBERS                               PERIOD 1995
      -----------                               -----------
 10   City of Plattsburgh                             4,957             6.61%
 20   Town of Plattsburgh                             3,270             4.36%
 30   Schuyler Falls                                  1,152             1.54%
 40   Peru                                            1,141             1.52%
 50   Keeseville (Clinton Co.)                          328             0.44%
 60   Chesterfield                                      148             0.20%
 70   Ausable                                           177             0.24%
 80   Keeseville (Essex Co.)                            296             0.39%
 90   Town of Dannemora                                  27             0.04%
100   Village of Dannemora                              236             0.31%
110   Saranac                                           409             0.54%
120   Village of Dannemora (Saranac)                    112             0.15%
130   Beekmantown                                     1,038             1.38%
140   Plattsburgh AFB                                    74             0.10%
150   Black Brook                                       246             0.33%
160   Jay                                               430             0.57%
170   Wilmington                                        230             0.31%
180   Village of Westport                               164             0.22%
190   Town of Westport                                   82             0.11%
200   Elizabethtown                                     335             0.45%
210   Lewis                                             157             0.21%
220   Long Lake                                         319             0.43%
                                                     15,328            20.42%
                                                     ------
                                                     75,047